UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the

Securities Exchange Act of 1934

(Amendment No.     )

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MACROVISION SOLUTIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACROVISION SOLUTIONS CORPORATION

2830 De La Cruz Boulevard

Santa Clara, California 95050

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2008

To Our Stockholders:

A Special Meeting of Stockholders of Macrovision Solutions Corporation (the “Company”) will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on, July 15, 2008, beginning at 9:00 a.m. local time (the “Special Meeting”). We are holding this Special Meeting to act on the following matters:

1. To approve the adoption of the Company’s 2008 Equity Incentive Plan (the “2008 Equity Plan”) comprising 14,300,000 shares of the Company’s common stock reserved for issuance under the 2008 Equity Plan.

2. To approve the adoption of the Company’s 2008 Employee Stock Purchase Plan (the “2008 ESPP”) comprising 7,500,000 shares of the Company’s common stock reserved for issuance under the 2008 ESPP.

3. To adjourn or postpone the Special Meeting.

We cordially invite all stockholders to attend the Special Meeting in person. If you were a stockholder as of the close of business on June 9, 2008, you are entitled to vote at the Special Meeting. A list of stockholders eligible to vote at the Special Meeting will be available for review during our regular business hours at our headquarters in Santa Clara for at least ten days prior to the Special Meeting for any purpose related to the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alfred J. Amoroso
Alfred J. Amoroso, President & CEO

Dated: June 11, 2008

Santa Clara, California

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Special Meeting, please complete, sign and date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the Special Meeting. You may also submit your proxy via the Internet or telephone as specified in the accompanying voting instructions. This will ensure the presence of a quorum at the Special Meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the Special Meeting, revoking your proxy and voting your stock in person.

i

ii

MACROVISION SOLUTIONS CORPORATION

2830 De La Cruz Boulevard

Santa Clara, California 95050

PROXY STATEMENT

For the

Special Meeting of Stockholders

To be held on July 15, 2008

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Our board of directors is soliciting your proxy for the Special Meeting of Stockholders to be held on July 15, 2008 (the “Special Meeting”). The Special Meeting will be held at our corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050 on July 15, 2008, beginning at 9:00 a.m., local time. Our telephone number is (408) 562-8400. Voting materials, which include this Proxy Statement and proxy card, will be first mailed to stockholders entitled to vote at the Special Meeting on or about June 13, 2008.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the proposals described in this Proxy Statement. The purpose of the Special Meeting is to obtain stockholders’ approval of the adoption of (i) a new equity incentive plan and (ii) a new employee stock purchase plan. As previously disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2008, these plans were prepared in consultation with RiskMetrics Group, a division of Institutional Shareholder Services. Our board has previously approved of these plans and recommend that our stockholders vote in favor of adopting them.

Who can vote at the Special Meeting?

The board of directors set June 9, 2008 as the record date for the Special Meeting. If you owned our common stock at the close of business on June 9, 2008, you may attend and vote at the Special Meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the Special Meeting. The proxy card indicates the number of shares that you own. As of the record date, 102,805,847 shares of common stock, representing the same number of votes, were outstanding.

What is the quorum requirement for the Special Meeting?

A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the Special Meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the Special Meeting if you are present in person at the meeting or if you have properly submitted a proxy by telephone, Internet or mail.

Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present in person or represented by proxy at the Special Meeting. Broker non-votes will not be counted in determining whether there is a quorum.

How do I vote by proxy?

Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. You may also vote electronically over the Internet or by telephone. Special instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. Returning the proxy card will not affect your right to vote in person at the Special Meeting.

How can I vote my shares in person at the Special Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the Special Meeting unless you bring an account statement and a letter of authorization from the broker that holds your shares to the meeting.

How can I vote my shares without attending the Special Meeting?

Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the Special Meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by telephone, Internet or mail. For shares held in street name, the voting instruction card will be included with the Proxy Statement delivered by your broker or nominee.

How can I change my vote after I return my proxy?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may do this by submitting a new proxy at a later date or by attending the Special Meeting and voting in person. Attending the Special Meeting will not revoke your proxy unless you specifically request it.

What proposals are scheduled to be voted on at the Special Meeting?

The following two proposals are scheduled for a vote at the Special Meeting:

•	Proposal One: approve the adoption of the Company’s 2008 Equity Incentive Plan; and

•	Proposal Two: approve the adoption of the Company’s 2008 Employee Stock Purchase Plan.

What vote is required for each proposal?

Approval of the Adoption of the Company’s 2008 Equity Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the adoption of the 2008 Equity Plan. The affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

Approval of the Adoption of the Company’s 2008 Employee Stock Purchase Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the adoption of the 2008 ESPP. The affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting will be required for approval. Abstentions will have the same effect as if you voted against the proposal, and broker non-votes will not have any effect on the outcome of this proposal.

All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares will constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. Voting results will be tabulated and certified by the inspector of elections appointed for the Special Meeting.

What are the recommendations of the board of directors?

Our board of director’s recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, our board of directors recommends a vote FOR the approval of the adoption of the 2008 Equity Plan and FOR the approval of the adoption of the 2008 ESPP.

Where can I find the voting results?

The preliminary voting results will be announced at the Special Meeting. The final results will be published in our quarterly report on Form 10-Q for the third quarter of 2008.

A NOTE REGARDING OUR PROXY STATEMENT

The Company was incorporated in Delaware on December 4, 2007 in connection with the transactions contemplated by that certain Agreement and Plan of Mergers dated as of December 6, 2007 by and among Macrovision Corporation (“Macrovision”), Gemstar-TV Guide International, Inc. (“Gemstar”), the Company, Galaxy Merger Sub, Inc., a wholly owned subsidiary of the Company, and Mars Merger Sub, Inc., a wholly owned subsidiary of the Company. On May 2, 2008, the parties consummated the transactions whereby Mars Merger Sub, Inc. was merged with and into Macrovision, and Galaxy Merger Sub, Inc. was merged with and into Gemstar, with each of Macrovision and Gemstar surviving their respective mergers as wholly owned subsidiaries of the Company (collectively, the “Mergers”).

Currently, the Company’s executive officers consist of the following individuals:

Name	Title
Alfred J. Amoroso(1)	President and Chief Executive Officer
James Budge(2)	Chief Financial Officer
Thomas Carson(3)	Executive Vice President, Sales and Services
Stephen Yu(4)	Executive Vice President, General Counsel and Secretary

(1)	Previously served as Macrovision’s President and Chief Executive Officer immediately prior to the Mergers.
(2)	Previously served as Macrovision’s Chief Financial Officer immediately prior to the Mergers.
(3)	Previously served as Gemstar’s President, North American Interactive Program Guide immediately prior to the Mergers.
(4)	Previously served as Macrovision’s Executive Vice President and General Counsel immediately prior to the Mergers.

The Company’s board of directors currently consists of the following members:

Alfred J. Amoroso(1)

Andrew K. Ludwick(1)

Robert J. Majteles(1)

Alan L. Earhart

James E. Meyer(2)

James P. O’Shaughnessy(2)

Ruthann Quindlen(2)

(1)	Previously served on Macrovision’s board of directors immediately prior to the Mergers.
(2)	Previously served on Gemstar’s board of directors immediately prior to the Mergers.

Please note that unless as indicated otherwise, the discussions in “Executive Compensation” and “Non-Employee Director Compensation” reflect the disclosures of Macrovision, and with respect to certain disclosures in “Non-Employee Director Compensation,” Gemstar, for previous fiscal year(s). These disclosures, which include descriptions of the practices and policies for each of Macrovision and Gemstar, are provided for your information to the extent they relate to the Company’s current executives and board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth how much of the Company’s common stock was beneficially owned as of June 9, 2008, by each director, each named executive officer, all executive officers and directors as a group, and by each holder of 5% or more of the Company’s common stock. To the Company’s knowledge and except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless as indicated otherwise, each holder’s address is c/o Macrovision Solutions Corporation, 2830 De La Cruz Boulevard, Santa Clara, California 95050.

The option column reflects shares of common stock that are subject to options that are currently exercisable or are exercisable within 60 days of June 9, 2008. Those shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options, but are not deemed outstanding for the purpose of computing the beneficial ownership of any other person. Percentage ownership is based on 102,805,847 shares outstanding on June 9, 2008.

Name	Shares	Options	Total	Percent of Class
Alfred J. Amoroso(1)	515,844	588,548	1,104,392	1.07%
James Budge(2)	99,645	102,961	202,606	*
Thomas Carson	0	0	0	*
Stephen Yu(3)	30,818	63,249	94,067	*
Andrew K. Ludwick	0	41,666	41,666	*
Robert J. Majteles	0	58,472	58,472	*
Alan L. Earhart	0	0	0	*
James E. Meyer	4,824	0	4,824	*
James P. O’Shaughnessy	0	0	0	*
Ruthann Quindlen	3,247	0	3,247	*
All executive officers and directors as a group (10 persons)	654,378	854,896	1,509,274	1.46%

*	Less than one percent

(1)	Shares beneficially owned include 456,750 shares subject to restricted stock awards. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning September 1, 2006. The restrictions lapse as follows: 93,750 shares released in 2008, 125,000 shares released in 2009, 125,000 shares released in 2010, 93,750 shares released in 2011, and 31,250 shares released in 2012. Also includes 49,000 shares held of record by a trust of which Mr. Amoroso and his wife are co-trustees and 5,000 shares held of record by Mr. Amoroso in a personal IRA account. Excludes 6,000 shares held of record by an unrelated trustee in three trusts established by Mr. Amoroso for his children.

(2)	Shares beneficially owned include 99,645 shares subject to restricted stock awards. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning September 1, 2006. The restrictions lapse as follows: 28,125 shares released in 2008, 28,125 shares released in 2009, 28,125 shares released in 2010, and 18,750 shares released in 2011.

(3)	Shares beneficially owned include 29,625 shares subject to restricted stock awards. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock awards, which lapse as the shares vest in annual installments over 4 years beginning July 28, 2006. The restrictions lapse as follows: 7,875 shares released in 2008, 7,875 shares released in 2009, 7,875 shares released in 2010, and 6,000 shares released in 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From December 4, 2007, the date of the Company’s inception, to the date of this report, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 to which the Company or any of its subsidiaries were or are to be a party and in which any executive officer, director, nominee for director, 5% beneficial owner of the Company’s common stock or member of their immediate family had or will have a direct or indirect material interest, except as described below under “Executive Compensation” and “Non-Employee Director Compensation.” There are no business relationships between the Company and any entity of which a director of the Company is an executive officer or of which a director of the Company owns an equity interest in excess of 10%, involving indebtedness in excess of 5% of the Company’s total consolidated assets for 2007 or involving payments for property or services in excess of 5% of the Company’s (or the other entity’s) consolidated gross revenues for 2007.

Procedures for Approval of Related Party Transactions

The Company has a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with its Corporate Governance Guidelines, its board of directors reviews the relationships that each director has with the Company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and Nasdaq rules. As part of the review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of its directors and officers and legal counsel reviews the responses to these questionnaires and reports the any related party transactions to the Company’s audit committee. The Company may enter into arrangements in the ordinary course of its business that involve the Company receiving or providing goods or services on a non-exclusive basis and at arms-length negotiated rates or in accordance with regulated price schedules with corporations and other organization in which a Company director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship.

The Company’s Code of Personal and Business Conduct and Ethics requires all of its directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company. Depending on the nature of the potential conflict, such related party transactions involving an employee require approval by the Company’s ethics compliance officer, chief financial officer or chief executive officer. If such transaction is determined to be material to the Company by its ethics compliance officer, chief financial officer or chief executive officer, its audit committee must review and approve in writing in advance such related party transactions. All related party transactions involving the Company’s directors or executive officers or members of their immediate families must be reviewed and approved in writing in advance by the audit committee.

Independence of Directors

As required by the listing standards of the Nasdaq Global Select Market (“Nasdaq”), a majority of the members of the Company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Company’s board consults with the Company’s legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and the Company, its executive officers and its independent registered public accounting firm, the board of directors has affirmatively determined that a majority of the Company’s board of directors is comprised of independent directors. The independent directors are: Mr. Earhart, Mr. Ludwick, Mr. Majteles, Mr. Meyer, Mr. O’Shaughnessy and Ms. Quindlen.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Macrovision has adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly qualified executive management team. With respect to its chief executive officer, chief financial officer, and the other three most highly-compensated executive officers (collectively referred to as the “Macrovision Named Executives”), this Compensation Discussion and Analysis describes Macrovision’s compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Macrovision Named Executives, and the policies and practices to administer such programs, for the 2007 fiscal year. In light of the recently completed Mergers, the Company’s compensation committee is reviewing these matters as applicable to the now-combined company. As a result, for the 2008 fiscal year, compensation philosophy, objectives, methodologies, policies and practices may change.

The following information and discussions are presented for the fiscal year 2007, prior to the completion of the Mergers. As of May 2008, the Company’s officers and directors changed significantly upon completion of the Mergers. This section is included based on Macrovision’s pre-merger last-completed fiscal year.

Compensation Philosophy and Objectives

Macrovision’s compensation committee was comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, Macrovision placed significant emphasis on pay for performance, where the primary aim is to motivate executive management to achieve the business and strategic objectives that drive stockholder value. Macrovision’s executive compensation programs were designed and maintained by its compensation committee, to achieve the following objectives:

•	To attract and retain talented and experienced executives by offering market competitive compensation programs;

•	To support a pay-for-performance policy that differentiates bonus amounts among the Macrovision Named Executives on both their individual performance and the performance of Macrovision;

•	To align the interests of executives with the long-term interests of the stockholders through awards whose value over time depends upon the market value of the Macrovision’s common stock;

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

In pursuit of these objectives, Macrovision’s compensation committee believed that the compensation packages provided to the Macrovision Named Executives should include both cash and stock-based compensation, with an emphasis on pay for performance.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for Macrovision’s chief executive officer, Macrovision’s compensation committee met outside the presence of all its executive officers. With respect to the compensation levels of all other Macrovision Named Executives, Macrovision’s compensation committee met outside the presence of all executive officers except its chief executive officer. Mr. Amoroso, Macrovision’s chief executive officer, annually reviewed each other Macrovision Named Executive’s performance with the compensation committee.

With the input of its human resources department, the chief executive officer made recommendations to the compensation committee regarding base salary levels, target incentive awards, performance goals, special bonuses, and equity incentive awards for Macrovision Named Executives other than the chief executive officer.

In conjunction with the annual performance review of each Macrovision Named Executive in February of each year, the compensation committee carefully considered the recommendations of the chief executive officer when making decisions on setting base salary, bonus payments under the prior year’s annual incentive plan, target amounts and performance criteria for the current year’s annual incentive plan, and special bonuses for prior year accomplishments. In February, Macrovision’s compensation committee made such determinations with respect to the chief executive officer as well. The compensation committee similarly determined equity incentive awards for each Macrovision Named Executive in July of each year. At these times and other times throughout the year, Macrovision’s compensation committee reviewed the analyses and supporting materials provided by its chief executive officer and human resources department regarding compensation of all Macrovision Named Executives. In making compensation determinations, the compensation committee acted on the recommendations of the chief executive officer with modifications as deemed appropriate by the compensation committee for the Macrovision Named Executives other than the chief executive officer. The compensation committee determined each element of compensation for the chief executive officer.

Macrovision sought to attract and retain executives by offering total compensation competitive with the market in which Macrovision competed for executive talent. To determine market competitive pay levels for the Macrovision Named Executives, the human resources department, with the assistance of its compensation surveys, conducted a market analysis of the market practices based on published survey data and on the compensation practices of publicly-traded companies comparable to Macrovision (the “Compensation Peer Group”). The Compensation Peer Group was made up of software companies, entertainment-related technology companies, companies which may compete with Macrovision’s various product offerings and companies that are similar in revenue and/or market capitalization to Macrovision. Each element of the compensation mix was compared against the market data as well as the total direct compensation value provided. The Compensation Peer Group was periodically reviewed by Macrovision’s compensation committee. The companies included in the Compensation Peer Group were selected based on industry, annual revenues and market capitalization, consisting of companies against which the compensation committee believed that Macrovision competed in the market for executive talent. The following companies comprised the Compensation Peer Group for fiscal 2007: Advent Software, Agile Software, Akamai Technologies, Borland Software, CNET Networks, Digimarc, Dolby Laboratories, Informatica, Interwoven, MatrixOne, MIPS Technologies, MSC Software, Multimedia Games, Open Text, Openwave, PDF Solutions, Progress Software, Rambus, Real Networks, Red Hat, Salesforce.com, Tibco Software, TiVo, WebEx and Wind River Systems.

Because Macrovision competed aggressively with both large and middle market companies in the market for executive talent, the compensation committee generally targeted total direct compensation (i.e., base salary, annual cash incentives and value of long-term equity incentives) for the Macrovision Named Executives at or approaching the 60th percentile of the market data. The allocation between cash and non-cash compensation was based on the compensation committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. For the fiscal year ended December 31, 2007, the elements of the compensation mix included:

•	Base salary,

•	Annual cash bonuses,

•	Equity-based compensation,

•	Change in control agreements, and

•	Broad-based benefits programs.

Base Salary.

Macrovision established the base salary of each Macrovision Named Executive based on consideration of the 60th percentile pay levels of the Compensation Peer Group and published survey data and on other internal factors, such as the individual’s performance and experience, company performance and internal equity. The market analysis performed by Macrovision’s human resources department and the compensation surveys were reviewed by the chief executive officer and compensation committee. The compensation committee considered the recommendations of the chief executive officer and human resources department and the data provided by the compensation surveys in determining the appropriate base salary levels for the Macrovision Named Executives. Base salary increases were also based on terms and conditions provided by the employment agreements of the Macrovision Named Executives. Although the compensation committee believed that competitive base salaries were necessary to attract and retain a highly qualified executive team, it felt that a significant portion of executive compensation should be based on pay for performance.

Annual Cash Bonuses.

For the Macrovision Named Executives, annual cash incentive payments were based upon the attainment of specified revenue and operating income targets by Macrovision and upon the achievement of individual goals. In setting the target bonus amounts for each of the Macrovision Named Executives, Macrovision considered bonus levels at the 60th percentile of the Compensation Peer Group and published survey data. The amount of bonuses paid to the Macrovision Named Executives, however, was subject to the discretion of the compensation committee based on its assessment of the participant’s contribution to the organization and general and industry-specific conditions existing during the applicable period. For 2007, the compensation committee approved bonus payments for Macrovision’s senior executives earned under Macrovision’s 2007 Senior Executive Company Incentive Plan (the “Executive Plan”) or the 2007 Business Unit Management Incentive Plan (the “BU Plan”), as applicable, as set forth in the Summary Compensation Table. Annual bonus amounts have varied historically based on the achievement of the targets set and individual goal attainment. In 2007, Macrovision’s total bonus payout to the Macrovision Named Executives was 108.7% of their bonus potential publicly disclosed in February 2007 when Macrovision announced the Executive Plan, as modified by the BU Plan announced in June 2007.

In addition to the cash bonuses payable under the Executive Plan or the BU Plan, to reward extraordinary performance and achievements special bonuses may be awarded to the Macrovision Named Executives from time to time. These extraordinary bonus payments are based on the recommendation of the chief executive officer and subject to the approval of the compensation committee. With respect to the Macrovision Named Executives, no discretionary bonuses were awarded in fiscal year 2007.

Equity-Based Compensation.

In 2007, stock options and restricted stock were granted to the Macrovision Named Executives to aid in their long-term retention and to align their interests with those of the Macrovision stockholders. Historically, the compensation committee has emphasized equity-based compensation in the form of stock option grants. However, as a result of Financial Accounting Standard No. 123R (“FAS 123(R)”) and Macrovision’s adoption of a policy limiting the aggregate number of shares granted under its 2000 Equity Incentive Plan (the “2000 Equity Plan”) in order to help reduce dilution to the Macrovision stockholders, the compensation committee decided to alter its equity-compensation practices by awarding a mix of stock options and restricted stock. The compensation committee determined that this mix would be less dilutive to Macrovision’s current stockholders than its traditional option award practices and would reduce the amount of compensation expense that would be recognized in Macrovision’s statements of income, which in turn would result in higher reported net income.

The equity-based compensation awarded to the Macrovision Named Executives are set by the compensation committee based on the practices of the Compensation Peer Group, published survey data and the recommendation of the chief executive officer. In addition, the compensation committee also considered the executive’s replacement value, individual performance and achievements.

During 2007, the Macrovision Named Executives received option grants under the 2000 Equity Plan at exercise prices equal to the fair market value of Macrovision’s common stock on the grant dates. These options vest over a three-year period after grant, subject to the Macrovision Named Executive’s continued employment with Macrovision. All options granted to the Macrovision Named Executives in 2007 under the 2000 Equity Plan expire five years from the grant date, unless the participant’s employment with the Company terminates before the end of such five-year period. The Macrovision Named Executives also received restricted stock grants in 2007, which vest over a four-year period after the grant date subject to the Macrovision Named Executive’s continued employment with Macrovision.

Executive Severance and Arbitration Agreements.

Each of the Macrovision Named Executives, except for Mr. Free, has entered into an executive severance and arbitration agreement with Macrovision. With the exception of the chief executive officer, all executive severance and arbitration agreements of the Macrovision Named Executives are substantially the same, providing cash severance of twelve months base pay, accelerated vesting of equity-based compensation and continuation of benefits coverage only upon termination of employment in connection with a “change in control” of Macrovision. The executive severance and arbitration agreement of the chief executive officer provides for the similar cash severance, accelerated vesting and benefit coverage as the other Macrovision Named Executives in the event of a “change in control,” the principal differences are that the chief executive officer’s executive severance and arbitration agreement provides him (i) certain of such severance benefits upon termination of his employment by Macrovision without “cause” or his voluntary termination with “good reason” unrelated to any “change in control” of Macrovision, and (ii) an additional tax “gross-up” payment if the payment of severance, accelerated vesting and continuation of benefits upon a “change in control” results in excise tax under Code Section 4999 of the Internal Revenue Code of 1986, as amended. All severance benefits provided to the Macrovision Named Executives, including the chief executive officer, as the result of a “change in control” are “double trigger” benefits, which means that the payment of cash severance, accelerated vesting of equity-based compensation and continuation of benefits requires both (1) a “change in control” of Macrovision, and (2) the Macrovision Named Executive’s termination of employment by Macrovision without “cause” or by the Macrovision Named Executive with “good reason.” The terms “change in control,” “cause” and “good reason” are defined in the executive severance and arbitration agreements.

Broad-Based Benefits Programs.

In 2007, these benefits included health, dental, disability and life insurance, healthcare savings accounts, health club membership reimbursement, paid vacation time and company contributions to a 401(k) profit sharing retirement plan. Benefits were provided to all Macrovision employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees.

Administrative Policies and Practices

In administering the compensation programs of the Macrovision Named Executives, Macrovision’s compensation committee met at least four times a year in conjunction with regularly scheduled board of director meetings. The compensation committee also met telephonically to discuss extraordinary items (such as, the hiring or dismissal of a Macrovision Named Executive). The compensation committee members regularly conferred with the chief executive officer and human resources department on matters regarding the compensation of the Macrovision Named Executives and other executive officers.

Timing of Grants of Options and Restricted Stock.

In 2007, the grants to Macrovision’s chief executive officer and chief financial officer were made on March 1, 2007 and September 1, 2007 in accordance with their respective employment agreements entered into with Macrovision in 2005, as amended, which provided for such dates.

In 2007, Macrovision granted stock options and restricted stock to the other Macrovision Named Executives at the July meeting of the compensation committee. In accordance with the procedures described below, these grants had an effective date of September 1, 2007, which was the date used for purposes of establishing the exercise price of options awarded to the Macrovision Named Executives.

For fiscal year 2007, Macrovision utilized the following procedures for granting stock options and restricted stock to all executive officers, which includes the Macrovision Named Executives. The procedures apply to both “new-hire” grants, annual “refresher” grants and other “continuing” grants. They do not apply to grants made to executive officers at such time, if any, as they may become new-hire employees of Macrovision in connection with Macrovision’s acquisition of another business. The procedures include the following:

New-Hire Grants.

Stock Options. Subject always to prior compensation committee authorization of the particular stock option grant, grants for all newly hired executive officers (other than those employed in connection with a business acquisition) occurred on the first day of the month next following the new employee’s start date (except for January, which was January 2, due to the perpetual January 1 holiday). For example, if the compensation committee authorized a grant to a new-hire executive officer on January 10 and the executive officer started employment on January 20, the grant date would be February 1. If the new-hire executive officer started employment on January 20 but the compensation committee did not authorize the grant until February 2, the grant date would be March 1.

Restricted Stock. Restricted stock may be granted upon the following dates each calendar year: January 2, March 1, May 1, July 1, September 1 and November 1 (the “restricted stock grant dates”). Subject always to prior compensation committee authorization of the particular grant of restricted stock, grants for all newly hired executive officers (other than those employed in connection with a business acquisition) occurred on the restricted stock grant date next following the new employee’s start date. For example, if the compensation committee authorized a grant to a new-hire executive officer on February 10 and the executive officer started employment on February 20, the grant date would be March 1. If the new-hire executive officer started employment on February 20 but the compensation committee did not authorize the grant until March 2, the grant date would be May 1.

Annual Refresher Grants. If the compensation committee determined to authorize regularly scheduled “refresher” grants of restricted stock or stock options, such grants were made on September 1 each year, and the compensation committee determined the share amounts at or following its July meeting, but no later than August 31. If for any reason the compensation committee failed to determine share amounts prior to the September 1, (i) the grant date for stock options would be rescheduled to occur on the first day of the next month following the date on which such share amounts are determined, but in no event less than two weeks from the date on which the share amounts are set and (ii) the grant date for restricted stock would be rescheduled to on the next restricted stock grant date following the date on which such share amounts are determined, but in no event less than two weeks from the date on which the share amounts are set. For example, if the compensation committee authorized refresher grants on September 20, the grants would be made November 1.

Continuing Grants. In addition to the regularly scheduled “refresher” grants of stock options or restricted stock, Macrovision granted stock options or restricted stock to existing employees for retention, promotion or special bonus reasons. Continuing grants for executive officers occurred: (i) on the first day of the month next following approval of the grant by the compensation committee for grants of stock options; and (ii) on the next restricted stock grant date following the date of approval of the grant by the compensation committee for grants of restricted stock.

Exercise Price of Stock Options. In all instances, the exercise price for stock options was set as the closing price of Macrovision’s common stock on the grant date, or the closing price on the last day of trading prior to that date if the grant date fell on a weekend or holiday.

Stock Ownership Guidelines.

Stock ownership guidelines have not been implemented by the compensation committee for the Macrovision Named Executives. Macrovision periodically reviewed best practices and re-evaluated its position with respect to stock ownership guidelines.

Tax Deductibility and Executive Compensation.

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction by a public company for compensation paid to its chief executive officer and other Macrovision Named Executives during any single year to $1 million per individual, unless certain requirements are met which qualify that compensation as performance-based under these tax rules. Macrovision’s compensation committee considered the impact of this deduction limitation rule in establishing and implementing compensation policies and practices. The committee intended to qualify compensation as performance-based for these purposes in appropriate circumstances, but had not established a policy whereby all compensation paid to the Macrovision Named Executives must be fully deductible. Rather, the deductibility of such compensation is one of the factors it considered in establishing and implementing the executive compensation programs, along with the need design compensation that appropriately motivated Macrovision’s senior management and Macrovision’s need to attract and retain key executives by remaining competitive in its pay practices.

Under the 2000 Equity Plan, award of stock options and performance stock are designed generally to satisfy the deductibility requirements of Section 162(m). However, the compensation committee has deemed it desirable to retain the flexibility in rewarding senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan, and, therefore, Macrovision’s annual cash incentive bonus programs have not to date been structured to qualify as performance-based compensation under the Section 162(m) rules and so are not fully deductible by Macrovision in all circumstances. Except for the chief executive officer, the chief financial officer and the executive vice president of the software business unit, no Macrovision Named Executive received compensation in excess of $1 million in 2007. Macrovision has determined that the non-deductible compensation paid in 2007 to its chief executive officer and its executive vice president of the software business unit was, $779,077 and $303,365, respectively. The non-deductible compensation was attributed primarily to the non-deductibility of their 2007 Senior Management Company Incentive Plan Bonus and the non-deductibility of restricted stock awards.

Report of the Compensation Committee

The Company’s compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

2007 Members of the Macrovision Compensation Committee Remaining on the Board

Robert J. Majteles

Compensation Committee Interlocks and Insider Participation

Former directors Donna S. Birks, Steven G. Blank and William N. Stirlen, and current director Robert J. Majteles, served as members of Macrovision’s compensation committee during 2007. Mr. Majteles, along with James P. O’Shaughnessy and Ruthann Quindlen, comprise the current compensation committee in 2008. None of the members of the compensation committee during any part of 2007, or to date in 2008, had any interlocking relationship as defined by the SEC.

Summary Compensation Table for Fiscal 2006 and 2007

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Macrovision in all capacities for the fiscal years ended December 31, 2006 and 2007 by the Macrovision Named Executives. This information includes the dollar value of base salaries, commissions and bonus awards, the number of shares underlying stock options granted and certain other compensation, whether paid or deferred. Macrovision has not granted stock appreciation rights and has not provided long-term compensation benefits other than stock options and restricted stock.

Name and Principal Position (a)	Year (b)		Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
Alfred J. Amoroso	2007		$500,000	—	$1,610,373	$1,342,145	$548,750	—	$9,850	$4,011,118
President and Chief Executive Officer	2006		500,000	—	203,966	1,706,241	550,000	—	7,466	2,972,673

James Budge	2007		$302,500	—	$483,112	$473,117	$212,280	—	$1,744	$1,472,753
Chief Financial Officer	2006		287,500	—	61,190	544,879	175,740	—	721	1,070,030

Mark Bishof (5)	2007		$358,333	—	$128,140	$381,538	$137,696	—	$4,945	$1,010,652
Executive Vice President, Software Business Unit	2006		350,000	—	27,989	387,882	163,380	—	3,837	933,088

Eric Free (6)	2007		$253,333	—	$226,380	$161,056	$205,525	—	$3,592	$849,886
Executive Vice President, Embedded Solutions Business Unit	2006	(7)		—				—

Stephen Yu	2007		$258,333	—	$85,687	$283,895	$138,645	—	$3,833	$770,393
Executive Vice President and General Counsel	2006	(7)

(1)	Amounts disclosed under “Stock Awards” represent the dollar amount recognized for financial statement reporting purposes. Restricted stock was granted to Mr. Amoroso and Mr. Budge on September 1, 2006, March 1, 2007 and September 1, 2007 and the closing price per share was $23.18, $24.56 and $23.73 on such grant dates, respectively. Mr. Bishof, Mr. Free and Mr. Yu were granted restricted stock on September 1, 2007 and the closing price per share was $23.73 on such date. Mr. Bishof was granted restricted stock on July 28, 2006 and the closing price per share was $20.56 on such date. Mr. Free was also granted restricted stock on February 7, 2007 and the closing price per share was $25.63 on such date. All such shares of restricted stock vest in equal annual installments over 4 years beginning on the grant date and are eligible to receive dividends. See Note 8 to Macrovision’s consolidated financial statements included in Amendment No. 1 to Form 10-K filed on February 29, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123(R).

(2)	Amounts disclosed under “Option Awards” represent the dollar amount recognized for financial statement reporting purposes pursuant to FAS 123(R). See Note 8 to Macrovision’s consolidated financial statements included in Amendment No. 1 to Form 10-K filed on February 29, 2008 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123(R).

(3)	Amounts disclosed under “Non-Equity Incentive Plan Compensation” represent bonuses and commissions paid pursuant to the Company’s Executive Plan for services rendered in 2006 and 2007. Such bonuses and commissions for services rendered in 2006 were paid in 2007, and such bonuses and commissions for services rendered in 2007 were paid in 2008.

(4)

Amounts disclosed under “All Other Compensation” consist of (i) the matching contributions we made on behalf of the Macrovision Named Executives to Macrovision’s 401(k) plan; (ii) the contributions we made on behalf of the

Macrovision Named Executives to their healthcare reimbursement accounts; and (iii) employer paid premiums for life insurance coverage. The amounts for 2007 also include the taxable value of the Company’s President Club meeting in the following amounts: Mr. Amoroso—$2,750; Mr. Budge—$1,170; Mr. Bishof—$1,002.

(5)	In connection with Macrovision’s sale of its software business unit, Mr. Bishof’s employment with Macrovision was terminated as of April 1, 2008.

(6)	Mr. Free is not currently an executive officer of the Company.

(7)	Was not a Macrovision Named Executive for 2006.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2007 to the Macrovision Named Executives.

Grants of Plan-Based Awards for Fiscal 2007

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (2) (l)
		Threshold ($) (c)	Target ($)(3) (d)	Maximum ($) (e)	Threshold (#) (f)	Target ($) (g)	Maximum ($) (h)
Alfred J. Amoroso	3/1/07	—	—	—	—	—	—	125,000	—	$24.56	$3,069,875
President and Chief	9/1/07	—	—	—	—	—	—	125,000	—	$23.73	$2,966,125
Executive Officer	N/A		500,000		—	—	—	—	—	N/A

James Budge	3/1/07	—	—	—	—	—	—	37,500	—	$24.56	$920.963
Chief Financial	9/1/07	—	—	—	—	—	—	37,500	—	$23.73	$889,838
Officer	N/A	—	183,000	—	—	—	—	—	—	N/A	—

Mark Bishof (4)	9/1/07	—	—	—	—	—	—	26,000	—	$23.73	$616,954
Executive Vice President, Software Business Unit	N/A	—	216,000	—	—	—	—	—	—	N/A	—

Eric Free (5)	2/7/07	—	—	—	—	—	—	15,000	—	$25.63	$384,435
Executive Vice President, Embedded	9/1/07	—	—	—	—	—	—	25,000	—	$23.73	$593,225
Solutions Business Unit	N/A	—	127,500	—	—	—	—	—	—	N/A	—

Stephen Yu	9/1/07	—	—	—	—	—	—	24,000	—	$23.73	$569,496
Executive Vice President and General Counsel	N/A	—	117,000	—	—	—	—	—	—	N/A	—

(1)	Macrovision award cash bonuses pursuant to its Executive Plan. The Executive Plan provides for the award of annual cash bonuses based upon the attainment of specified revenue, operating income and customer satisfaction targets and also individual performance. The actual amount paid to each of the Macrovision Named Executives for fiscal year ended December 31, 2007 is set forth in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.

(2)	Represents the full grant date fair value of each award as determined pursuant to FAS 123(R).

(3)	Represents the target payout under the 2007 Executive Plan or 2007 BU Plan, as applicable, assuming 100% achievement of target.

(4)	In connection with Macrovision’s sale of its software business unit, Mr. Bishof’s employment with Macrovision was terminated as of April 1, 2008.

(5)	Mr. Free is not currently an executive officer of the Company.

Discussion of Summary Compensation and Plan-Based Awards Tables

Macrovision’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of Macrovision’s compensation plans and arrangements is set forth below.

Employment Agreements with Macrovision Named Executives.

In June 2005, Macrovision entered into an employment agreement with Mr. Amoroso. Under the employment agreement, Mr. Amoroso is entitled to an initial annual base salary of $500,000, and is eligible to participate in Macrovision’s Executive Plan with a cash bonus target equal to 100% of his base salary. Under the agreement, Macrovision also provided Mr. Amoroso with a relocation reimbursement in a total amount not to exceed $400,000. Pursuant to the agreement, Macrovision granted Mr. Amoroso, on his first day of employment, options to purchase 500,000 shares of Macrovision common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the Macrovision’s 2000 Equity Plan. During his employment with Macrovision, Mr. Amoroso will be granted additional options to purchase 250,000 shares of Macrovision common stock in each of 2006, 2007 and 2008. Each additional grant will be made in two equal installments on March 1 and September 1 of each applicable year with exercise prices at the fair market value of the Macrovision’s common stock on the grant dates, will have a term of five years and will vest over a three-year period.

On July 28, 2006, Macrovision’s compensation committee approved an amendment to Mr. Amoroso’s employment agreement whereby Mr. Amoroso was granted 125,000 shares of restricted stock on September 1, 2006 instead of the stock option grant that he would have otherwise been entitled to receive. In addition, the compensation committee further approved the amendment to Mr. Amoroso’s offer letter to grant him restricted stock instead of stock options for the future semiannual grants in 2007 and 2008. The restricted stock was granted at a price per share of the par value of the stock, which is $0.001 per share, and has a four year vesting schedule. These shares vest in accordance with the terms and conditions of the 2000 Equity Plan, as amended, as follows: 25% of the restricted stock vests on each annual anniversary date of the grant date, subject to his continuing employment with Macrovision or its subsidiaries, through the applicable vesting date.

On February 7, 2007, Macrovision’s compensation committee approved the amendment to Mr. Amoroso’s employment arrangement such that for calendar year 2007 and subsequent years, Mr. Amoroso’s bonus payout will be based 100% upon Macrovision’s performance. Macrovision’s performance in 2007 will be determined based upon Macrovision meeting its annual revenue, operating profit and customer satisfaction targets.

After the consummation of the Mergers, the Company assumed Mr. Amoroso’s employment agreement, and the terms of such agreement will continue to govern Mr. Amoroso’s current employment with the Company. All future grants to Mr. Amoroso pursuant to the terms of his employment agreement will be made with restricted stock and options to purchase common stock of the Company.

In September 2005, Macrovision entered into an employment agreement with Mr. Budge. Under the employment agreement, Mr. Budge is entitled to an initial annual base salary of $275,000, with a cash payout at 100% achievement of targets equal to 50% of his prorated base salary earned during 2005, of which 80% payment for 2005 was guaranteed. Beginning in 2006, Mr. Budge became eligible to participate in the Executive Plan with a cash bonus target equal to 50% of his base salary. Macrovision also granted Mr. Budge options to purchase 200,000 shares of Macrovision common stock, having a term of five years and vesting over three years in accordance with the terms and conditions of the 2000 Equity Plan. During his employment with Macrovision, Mr. Budge will be granted additional options to purchase 75,000 shares of Macrovision common stock in each of 2006 and 2007. Each additional grant will be made in two equal installments on March 1 and September 1 of each applicable year with exercise prices at the fair market value of Macrovision’s common stock on the grant dates, will have a term of five years and will vest over a three-year period.

On July 28, 2006, Macrovision’s compensation committee approved an amendment to Mr. Budge’s employment agreement whereby Mr. Budge was granted 37,500 shares of restricted stock on September 1, 2006 instead of the stock option grant that he would have otherwise been entitled to receive. In addition, the compensation committee further approved the amendment to Mr. Budge’s offer letter to grant him restricted stock instead of stock options for the future semiannual grants in 2007. The restricted stock was granted at a price per share of the par value of the stock, which is $0.001 per share, and has a four year vesting schedule. These shares vest in accordance with the terms and conditions of the 2000 Equity Plan, as amended, as follows: 25% of the restricted stock vests on each annual anniversary date of the grant date, subject to his continuing employment with Macrovision or its subsidiaries, through the applicable vesting date.

After the consummation of the Mergers, the Company assumed Mr. Budge’s employment agreement, and the terms of such agreement will continue to govern Mr. Budge’s current employment with the Company. All future grants to Mr. Budge pursuant to the terms of his employment agreement will be made with restricted stock and options to purchase common stock of the Company.

2000 Equity Incentive Plan.

As set forth in the Summary Compensation table and the Grants of Plan-Based Awards table, a certain number of Macrovision’s executives received options and restricted stock under the 2000 Equity Plan. The following is a description of some of the material terms of the 2000 Equity Plan, a complete copy of which is filed with the SEC and is qualified in its entirety to such filing.

Eligibility. Macrovision’s employees, consultants, independent contractors and non-employee directors, and those of its subsidiaries, are eligible to receive awards under the 2000 Equity Plan. As of May 1, 2008, approximately 479 persons (including 5 executive officers and directors) were eligible to participate in the 2000 Equity Plan.

No one person participating in the 2000 Equity Plan may receive options, stock appreciation rights, restricted stock, restricted stock units or performance shares for more than 1,500,000 shares of common stock in any single calendar year.

Should an option under the 2000 Equity Plan expire or terminate for any reason prior to exercise in full, the shares subject to the unexercised portion of the option will be available for subsequent awards under the 2000 Equity Plan. If restricted shares, shares subject to restricted stock units, performance shares or shares issued upon exercise of options are forfeited and if stock appreciation rights are forfeited or terminate before exercise, such shares will be available for subsequent awards under the 2000 Equity Plan. If stock appreciation rights are settled in shares, the number of shares available for future awards under the 2000 Equity Plan will be reduced by the number of shares of common stock that were subject to the rights exercised.

Option Grants: Price and Exercisability. The 2000 Equity Plan authorizes the plan administrator to grant options that are either incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) or nonstatutory stock options. The option exercise price per share in the case of incentive stock options and non-statutory stock options may not be less than 100% of the fair market value of the common stock on the grant date. If incentive stock options are granted to any employee owning greater than 10% of Macrovision’s outstanding stock, then the exercise price for that employee will be not less than 110% of the fair market value of a share of Macrovision’s common stock on the date of grant.

For purposes of establishing the exercise price and for all other valuation purposes under the 2000 Equity Plan, the fair market value of a share of common stock on any relevant date will be the closing selling price per share of common stock on that date, as reported on Nasdaq.

Awards granted under the 2000 Equity Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of Macrovision common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the 2000 Equity Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. The compensation committee may accelerate the exercisability of all or any portion of an option at any time.

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee’s lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution. However, the compensation committee may allow an optionee to transfer, for no consideration, non-statutory options to members of the optionee’s immediate family or to trusts or partnerships for the exclusive benefit of members of the optionee’s immediate family.

Awards granted in the form of options under the 2000 Equity Plan must be exercised within a period fixed by the compensation committee, which period currently is set as not exceeding five years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with Macrovision ceases for any reason, including death, disability, retirement or termination.

Termination of Service. Any option held by the optionee upon termination of service will generally cease to be exercisable three months following termination of service, unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to accelerate the exercisability of such options in whole or in part. This discretion may be exercised at any time while the options remain outstanding.

Restricted Stock Awards. The 2000 Equity Plan authorizes the compensation committee to grant restricted stock awards. A restricted stock award is an award entitling the recipient to receive shares of Macrovision’s common stock (“restricted stock”) or to receive the economic equivalent of shares of Macrovision’s common stock (“restricted stock units”) subject to such restrictions and conditions as the compensation committee may determine, at a purchase price and for such consideration as the compensation committee may determine. Such restricted stock awards may, at the discretion of the compensation committee, be based on continuing employment (or other business relationship) with Macrovision and its subsidiaries or the achievement of pre-established performance goals and objectives. No more than 2,000,000 of the shares under the plan may be issued as restricted stock, restricted stock units and performance shares combined. As of June 1, 2008, there are no shares of restricted stock available for issuance under the 2000 Equity Plan other than shares of restricted stock reserved for issuance pursuant to Macrovision’s prior contractual commitment to grant restricted stock to Mr. Amoroso as Macrovision’s chief executive officer.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the compensation committee, in its discretion, may provide for the assumption or substitution of each outstanding award, may accelerate the exercise date of options, may terminate any restrictions or performance conditions on stock awards, and may cancel awards that have not been exercised or are not vested, including for a cash payment to the optionee.

Upon the consummation of the Mergers, the 2000 Equity Plan was assumed by the Company. For additional information regarding the 2000 Equity Plan as it relates to the current proposals presented in this Proxy Statement, see the section entitled “Proposal One—Approval of the Adoption of the Company’s 2008 Equity Incentive Plan.”

Outstanding Equity Awards at 2007 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards for the fiscal year ended December 31, 2007 to the Macrovision Named Executives.

Outstanding Equity Awards At 2007 Fiscal Year End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#) (g)		Market Value of Shares of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Alfred J. Amoroso	354,170	145,830	(1)	—	$22.95	7/5/10	343,750	(12)	$6,300,938	—	—
President and Chief Executive Officer	52,084	72,916	(2)	—	$20.90	3/1/11

James Budge	22,229	75,000	(3)	—	$18.57	9/6/10	103,125	(13)	$1,890,281	—	—
Chief Financial Officer	3,129	21,875	(4)	—	$20.90	3/1/11

Mark Bishof (17)	4,861	94,445	(5)	—	$15.61	11/3/10	37,250	(14)	$682,793	—	—
Executive Vice President, Software Business Unit	1,458	10,417	(6)	—	$20.56	7/28/11

Eric Free (18)	3,897	—		—	$22.33	9/22/09	52,375	(15)	$960,034
Executive Vice President, Embedded Solutions Business Unit	1,883	1,389	(7)	—	$23.20	4/12/10	—
	18,333	31,667	(8)	—	$15.75	1/19/11	—
	1,041	5,209	(9)	—	$20.56	7/28/11	—
	8,000	—		—	$28.99	11/12/11	—
	16,000	—		—	$25.30	4/19/12	—

Stephen Yu	33,112	63,888	(10)	—	$22.76	5/1/11	29,625	(16)	$543,026	—	—
Executive Vice President and General Counsel	2,291	5,209	(11)	—	$20.56	7/28/11

During 2007, the Macrovision Named Executives received option grants under the 2000 Equity Plan at exercise prices equal to the fair market value of Macrovision’s common stock on the grant dates. These options vest over a three-year period after grant, subject to the Macrovision Named Executive’s continued employment with the Company. All options granted to the Macrovision Named Executives in 2007 under the 2000 Equity Plan expire five years from the grant date, unless the participant’s employment with the Company terminates before the end of such five-year period. The Macrovision Named Executives also received restricted stock grants in 2007, which vest over a four-year period after the grant date subject to the Macrovision Named Executive’s continued employment with the Company.

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of Macrovision’s common stock at December 31, 2007, which was $18.33.

(1)	Of the shares underlying unvested options, approximately 20,833 will vest on the 5th of each month through July 5, 2008.

(2)	Of the shares underlying unvested options, approximately 4,340 will vest on the 1st of each month through March 1, 2009.

(3)	Of the shares underlying unvested options, approximately 8,333 will vest on the 6th of each month through September 6, 2008.

(4)	Of the shares underlying unvested options, approximately 1,302 options will vest on the 1st of each month through March 1, 2009.

(5)	Of the shares underlying unvested options, approximately 8,333 will vest on the 3rd of each month through November 3, 2008.

(6)	Of the shares underlying unvested options, approximately 416 will vest on the 28th of each month through July 28, 2008 and 625 will vest on the 28th of each month commencing on August 28, 2008 and ending on July 28, 2009.

(7)	Of the shares underlying unvested options, approximately 347 will vest on the 12th of each month through April 12, 2008.

(8)	Of the shares underlying unvested options, approximately 1,667 will vest on the 19th of each month through January 19, 2008 and approximately 2,500 will vest on the 19th of each month through January 19, 2009.

(9)	Of the shares underlying unvested options, approximately 208 will vest on the 28th of each month through July 28, 2009 and approximately 312 will vest on the 28th of each month through July 28, 2009.

(10)	Of the shares underlying unvested options, approximately 2,777 will vest on the 1st of each month through May 1, 2008 and approximately 4,166 will vest on the 1st of each month through May 1, 2009.

(11)	Of the shares underlying unvested options, approximately 208 will vest on the 28th of each month through July 28, 2008 and approximately 312 will vest on the 28th of each month through July 28, 2009.

(12)	These shares vest as follows: 2008 – 93,750 shares; 2009 – 93,750 shares; 2010 – 93,750 shares and 2011 – 62,500 shares.

(13)	These shares vest as follows: 2008 – 28,125 shares; 2009 – 28,125 shares; 2010 – 28,125 shares and 2011 – 18,750 shares.

(14)	Pursuant to the Retention and Separation Agreement entered into between Macrovision and Mr. Bishof, as of April 1, 2008, these shares were fully vested.

(15)	These shares vest as follows: 2008 – 15,250 shares; 2009 – 15,250 shares; 2010 – 11,875 shares and 2011 – 10,000 shares.

(16)	These shares vest as follows: 2008 – 7,875 shares; 2009 – 7,875 shares; 2010 – 7,875 shares and 2011 – 6,000 shares.

(17)	In connection with Macrovision’s sale of its software business unit, Mr. Bishof’s employment with Macrovision was terminated as of April 1, 2008.

(18)	Mr. Free is not currently an executive officer of the Company.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to option exercises and stock awards acquired on vesting during the fiscal year ended December 31, 2007 to the Macrovision Named Executives.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1) ($) (c)	Number of Shares Acquired on Vesting (2)(#) (d)	Value Realized on Vesting (3) ($) (e)
Alfred J. Amoroso President and Chief Executive Officer	—	—	31,250	$741,531

James Budge Chief Financial Officer	81,935	$748,290	9,375	$222,459

Mark Bishof (4) Executive Vice President, Software Business Unit	66,318	$708,567	3,750	$91,646

Eric Free (5) Executive Vice President, Embedded Solutions Business Unit	37,812	$310,408	5,250	$127,697

Stephen Yu Executive Vice President and General Counsel	3,000	$20,790	1,875	$45,823

(1)	Calculated based upon the closing market price of Macrovision’s common stock on the date of exercise less the exercise price of such shares.

(2)	Represents the vesting of restricted stock.

(3)	The value realized is calculated by multiplying the number of shares of restricted stock vested by the closing market price of Macrovision’s common stock on the vesting date, less the par value of the stock issued.

(4)	In connection with Macrovision’s sale of its software business unit, Mr. Bishof’s employment with Macrovision was terminated as of April 1, 2008.

(5)	Mr. Free is not currently an executive officer of the Company.

Potential Payments upon Termination or Change of Control

Macrovision has entered into executive severance and arbitration agreements with: Mr. Budge in September 2005, Mr. Bishof in October 2005 and Mr. Yu in May 2006, each in connection with their employment with Macrovision. Macrovision amended the agreements of Mr. Budge and Mr. Yu in August 2007 to reflect new tax regulations. Under the agreements, in the event of a change in control of Macrovision, each of these executives is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In addition, upon such event all unvested stock awards held by these executives shall become immediately vested. The only severance payments payable to these executives are those that require (1) a “change in control” of Macrovision and (2) the executive’s termination of employment by Macrovision without cause or by the executive with “good reason.” The executives are also entitled to receive all welfare benefits we have provided to them immediately prior to a “change in control” during the period Macrovision is obligated to make their severance payments, or if sooner, until the executive is entitled to welfare benefits from any entity employing the executive after the executive’s employment with Macrovision terminates. The executive’s right to receive benefits under these agreements, including the executive’s right to exercise any options that have accelerated under these agreements, will cease if the executive accepts employment with one of Macrovision’s competitors. In addition, the executive agrees not to solicit, for one year following termination any employee of ours to work for another business.

Macrovision has entered into an executive severance and arbitration agreement with Mr. Amoroso in July 2005 in connection with his employment with Macrovision. Macrovision amended the agreement with Mr. Amoroso in August 2007 to reflect new tax regulations. Under the agreement, in the event Macrovision terminates Mr. Amoroso’s employment for any reason other than cause or he terminates his employment with “good reason” during the period beginning four months prior to a change in control of Macrovision and ending twelve months following the change in control, Mr. Amoroso is entitled to receive minimum severance payments in the form of twelve months of salary continuation calculated on base salary (excluding bonus) in effect four months before the change of control or at the time of termination of employment, whichever is greater. In such event, all of Mr. Amoroso’s unvested stock awards will immediately vest, and Mr. Amoroso would be entitled to an additional tax “gross-up” payment if the payment of severance, accelerated vesting and continuation of benefits result in him incurring an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In the event that Mr. Amoroso’s employment is terminated by Macrovision without cause or Mr. Amoroso voluntarily terminates his employment with good reason, but not within the period surrounding a change in control of Macrovision specified above, Mr. Amoroso is entitled to receive a lump sum severance payment equal to 12 months of regular base salary in effect at the time of the termination of his employment, and the vesting of stock awards held by Mr. Amoroso accelerate such that the number of stock options that would have vested and become exercisable within 12 months following the termination date become vested and exercisable as of the termination date and the number of shares of restricted stock that would have vested within 12 months following the termination date become vested as of the termination date. In either situation, Mr. Amoroso is also entitled to receive all welfare benefits Macrovision has provided to him immediately prior to his termination during the period we are obligated to make his severance payments, or if sooner, until he is entitled to welfare benefits from any entity employing him after his termination by Macrovision. In addition, he has agreed not to solicit, for one year following termination, any employee of ours to work for another business.

Mr. Amoroso is not entitled to any payments from Macrovision as the result of his voluntary termination other than for “good reason” or his involuntary termination by Macrovision for “cause.” In the event that Macrovision had terminated Mr. Amoroso’s employment without “cause” (including in the event his employment by Macrovision terminates as a result of his death or disability) or he had voluntarily terminated with “good reason” on December 31, 2007, in each case not occurring in connection with a “change in control” of Macrovision, Mr. Amoroso would be entitled to a lump sum severance payment of $500,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $1,718,406, and healthcare benefit continuation having a value of $10,553, for a total value of $2,228,959. In the event that Macrovision had terminated Mr. Amoroso’s employment without “cause” or he had voluntarily terminated with “good reason” on December 31, 2007, and this was within four months prior or 12 months following a “change in control” of Macrovision, then Mr. Amoroso would be entitled to a lump sum severance payment of $500,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $6,300,594, healthcare benefit continuation having a value of $10,553, and a tax “gross up” payment of $0 for a total value of $6,811,147.

Under the terms of the executive severance and arbitration agreements, none of the Macrovision Named Executives other than Mr. Amoroso is entitled to any payments from the Company in the event his or her employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his or her employment not in connection with a “change in control” of the Company.

In the event that Macrovision had terminated the employment of any Macrovision Named Executive other than Mr. Amoroso without “cause” or he had voluntarily terminated with “good reason” on December 31, 2007, and this was within four months prior or 12 months following a “change in control” of the Company, then such Macrovision Named Executives would have been entitled to the following payments: Mr. Budge would have been entitled to a lump sum severance payment of $305,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $1,890,178, and healthcare benefit continuation having a value of $16,741, for a total value of $2,211,919. Mr. Bishof would have been entitled to a lump sum severance payment of $360,000, accelerated vesting of stock options having a value of $233,660, accelerated vesting of restricted stock having a value of $682,755, and healthcare benefit continuation having a value of $16,741, for a total value of $1,293,156. Mr. Yu would have been entitled to a lump sum severance payment of $260,000, accelerated vesting of stock options having no value, accelerated vesting of restricted stock having a value of $542,997, and healthcare benefit continuation having a value of $16,604, for a total value of $819,601.

After the consummation of the Mergers, the Company assumed the executive severance and arbitration agreements with Mr. Amoroso, Mr. Budge and Mr. Yu. As Mr. Bishof is no longer employed by the Company, his executive severance and arbitration agreement was terminated upon its terms. The consummation of the Mergers does not constitute a “change of control” under the terms of such executive severance and arbitration agreements with such individuals.

Retention and Separation Agreement with Mr. Bishof

In connection with Macrovision’s sale of its software business unit, Macrovision entered into a retention and separation agreement with Mr. Bishof. Under the terms of the separation and release agreement, on April 1, 2008, the closing of the sale of the software business unit, Mr. Bishof’s employment with Macrovision was terminated and i) Mr. Bishof executed a release of claims; ii) Mr. Bishof was paid six months’ salary in the amount of $180,000 (less ordinary taxes and withholdings); and iii) Macrovision fully accelerated the vesting (or, in the case of restricted stock, the lapse of repurchase rights) on all stock options and all restricted stock held by Mr. Bishof. Mr. Bishof has three months post-termination in which to exercise such options.

Macrovision Solutions Corporation Executive Compensation for Fiscal 2008

In light of the completion of the Mergers, on May 28, 2008 the compensation committee of the Company’s board of directors approved adjustments to the 2008 annual salary of, and granted stock options to, certain of the Company’s named executive officers. In making the adjustments and granting the stock options, the compensation committee considered the substantial changes to the size of the Company and the business model of the Company and the goals associated therewith. The compensation committee also received advice and recommendations from its compensation consultants and compared each of the executive’s compensation to the compensation received by competitive positions in the Company’s peer group established by the compensation committee.

2008 Base Salaries. On May 28, 2008, the compensation committee approved 2008 salary adjustments for certain of the Company’s named executive officers, effective June 1, 2008. The adjusted 2008 base salaries approved by the compensation committee are as follows:

Name and Title	2008 Base Salary
Alfred J. Amoroso President, Chief Executive Officer	$550,000
James Budge Chief Financial Officer	$350,000
Stephen Yu Executive Vice President and General Counsel	$300,000

Stock Option Grants. On May 28, 2008, the compensation committee also approved stock option grants to the Company’s named executive officers, to be granted on June 1, 2008 in accordance with the Company’s established stock option grant policy. The stock options were granted with an exercise price equal to $13.53 (the closing price of the Company’s common stock on the last trading day preceding the date of grant since the grant date was not a trading day). The options vest as to one-sixth of the total shares on the first anniversary of the date of grant, as to one-third of the total shares in equal monthly increments over the second year following the date of grant, and as to one-half of the total shares in equal monthly increments over the third year, such that all option shares will be vested on June 1, 2011, subject to the executive’s continued employment with the Company. The term of each option is five years from the date of grant. The compensation committee believes that the Company’s position following the Mergers warrants particular equity incentive arrangements. The compensation committee does not view the below grants as establishing a baseline for ongoing annual grants, and the compensation committee intends to maintain the Company’s average annual burn rate with respect to equity awards over the three year period from 2008 through 2010 within guidelines based on its consultations with RiskMetrics Group, a division of Institutional Shareholder Services. Further discussion of the compensation committee’s decisions will be contained in the Company’s compensation discussion and analysis in its proxy statement to be filed in connection with the Company’s 2009 annual meeting of stockholders. The stock option grants approved by the compensation committee are as follows:

Name and Title	Number of Shares Subject to Stock Option
Alfred J. Amoroso President, Chief Executive Officer and Director	575,000
James Budge Chief Financial Officer	200,000
Eric Free* Executive Vice President, Product Development	170,000
Stephen Yu Executive Vice President and General Counsel	170,000

* Named executive officer of Macrovision for 2007. Not currently an executive officer of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

Macrovision Non-Employee Director Compensation for Fiscal 2007

Base Compensation. Each of Macrovision’s independent directors received a fee of $1,500 for each board meeting and $1,000 for each compensation, audit and corporate governance and nominating committee meeting that he or she attended. In addition to meeting fees, each independent director was paid an annual retainer of $30,000 for serving on Macrovision’s board of directors. The annual retainer was paid in four equal quarterly installments on the first day of January, April, July and October to those independent directors who were serving on the board of directors on such payment dates. Macrovision’s directors who were Macrovision employees or otherwise were not independent did not receive any compensation for attending board or committee meetings.

Options. In addition to the compensation set forth above, each non-employee director received options granted under Macrovision’s 1996 Directors Stock Option Plan. Under the 1996 Directors Stock Option Plan, each non-employee director received an automatic initial option grant to purchase 40,000 shares of common stock on the date on which such person first became a non-employee director. The initial option grant vested monthly over a three-year period. Upon each anniversary of the date on which a non-employee director joined the board (or for an employee director who became a non-employee director, each anniversary of Macrovision’s initial public offering), the non-employee director, if he or she continued serving as a member of Macrovision’s board of directors, received an automatic annual option grant to purchase 15,000 shares of common stock. In addition, upon the conclusion of Macrovision’s annual meeting of stockholders each year, the chair of Macrovision’s audit committee of the board of directors received an additional annual grant to purchase 7,500 shares of common stock and the chair of the compensation committee and corporate governance and nominating committee each received an additional annual grant to purchase 5,000 shares of common stock. These annual option grants vested monthly over a one-year period.

The table below summarizes the compensation paid by Macrovision to its directors, other than Mr. Amoroso, for the fiscal year ended December 31, 2007.

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Donna S. Birks	$65,000	—	$175,482	—	—	$1,420	$241,901
Steven G. Blank	$36,000	—	$168,332	—	—	—	$204,332
Andrew K. Ludwick (1)	$61,000	—	$144,887	—	—	—	$205,887
Robert J. Majteles (1)	$52,000	—	$207,879	—	—	$5,950	$265,829
John O. Ryan	$100,000	—	—	—	—	$2,365	$102,365
William N. Stirlen	$67,500	—	$117,176	—	—	$508	$185,184

(1)	As of May 2, 2008, serving as a member of the Company’s board of directors.

Amounts disclosed under “Option Awards” is computed in accordance with FAS 123(R). Ms. Birks was granted options to purchase 15,000 shares on April 23, 2007 at an exercise price of $25.21 per share and 7,500 shares on April 26, 2007 at an exercise price of $25.35 per share. Mr. Blank was granted options to purchase 15,000 shares on April 9, 2007 at an exercise price of $25.48 per share and 5,000 shares on April 26, 2007 at an exercise price of $25.35 per share. Mr. Ludwick was granted options to purchase 15,000 shares on July 28, 2007 at an exercise price of $24.44 per share. Mr. Majteles was granted options to purchase 15,000 shares on February 9, 2007 at an exercise price of $25.50 per share and 5,000 shares on April 26, 2007 at an exercise price of $25.35 per share. Mr. Stirlen was granted options to purchase 15,000 shares on April 23, 2007 at an exercise price of $25.21 per share.

During 2007, Ms. Birks exercised options for 15,000 shares at $15.96 per share and realized $210,600 upon exercise. Mr. Blank exercised options for 156,666 shares at an average price of $20.84 per share and realized $749,119 upon exercise. Mr. Stirlen exercised options for 26,492 shares at an average exercise price of $12.98 per share and realized $393,000 upon exercise.

As of December 31, 2007, the following directors held the following aggregate number of options outstanding: Ms. Birks—160,500 shares, of which 153,000 shares are exercisable; Mr. Ludwick—55,000 shares, of which 25,138 shares are exercisable; Mr. Majteles—60,000 shares, of which 39,166 shares are exercisable; and Mr. Stirlen—159,544 shares, of which 154,544 shares are exercisable. Mr. Blank resigned from the Board of Directors on September 24, 2007. Mr. Blank did not have options or awards to purchase any shares outstanding as of December 31, 2007.

Mr. Ryan was an employee, and, accordingly, received a salary as disclosed in “Fees earned or paid in cash.” Amounts disclosed under “All Other Compensation” consisted of expense reimbursement for attending meetings, except in the case of Mr. Ryan, for which “All Other Compensation” consisted of payments under Macrovision’s group life insurance and health care plans.

Gemstar Non-Employee Director Compensation for Fiscal 2007

The fees payable to the non-employee directors of Gemstar were reviewed and recommended by Gemstar’s nominating committee of its board of directors and set by its board of directors. The nominating committee periodically reviewed director compensation and considered the appropriateness of the form and amount of non-employee director compensation with a view toward attracting and retaining qualified directors. In addition, non-employee director compensation included a form of equity compensation in order to align directors’ interests with the long-term interests of Gemstar’s stockholders.

Pursuant to Gemstar’s Non-Employee Director Compensation Policy, the annual retainer fee paid to each non-employee director of Gemstar was $35,000. Non-employee directors could elect to have the annual retainer fee paid in either cash or common stock of equivalent value. For each board meeting attended, each non-employee director of Gemstar received $1,500. Audit committee members received $2,500 for each audit committee meeting attended. Members of the nominating and compensation committees received a fee of $1,000 for each committee meeting attended.

In addition to fees, non-employee directors received annual equity awards in the form of restricted stock units having a value equal to $60,000. The annual equity awards vested in one year and were issued to the non-employee directors during the first open trading window following the Gemstar’s Annual Meeting of Stockholders.

The compensation paid to non-employee directors of Gemstar in 2007 is set forth in the table below:

Annual Cash Retainer	$35,000
Annual Equity Award in the form of restricted stock units	$60,000
Fee per meeting attended
Board meetings	$1,500
Audit committee meetings	$2,500
Compensation committee meetings	$1,000
Nominating committee meetings	$1,000

In addition, all directors of Gemstar were reimbursed for their reasonable travel and other expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the board of directors or any committee of the board of directors. The following non-employee directors elected to forgo the receipt of any compensation for their board services: Messrs. Chernin, DeVoe and Murdoch and Ms. Disney. Fees were not paid to Mr. Rich Battista for his service as a director of Gemstar, as he was an executive officer of Gemstar and receives compensation as an executive director.

The table below shows the total compensation paid during 2007 by Gemstar to each director (except for Mr. Battista):

Name	Fees Earned or Paid in Cash		Stock Awards ($)		All Other Compensation ($)	Total ($)
Anthea Disney	$—		$—		N/A	$—
Nicholas Donatiello, Jr.	$84,500		$60,000		N/A	$144,500
James E. Meyer (1)	$91,500		$60,000		N/A	$151,500
James P. O’Shaughnessy (1)	$27,000	(2)	$95,000	(2)	N/A	$122,000
Ruthann Quindlen (1)	$85,500		$60,000		N/A	$145,500
Peter Chernin	$—		$—		N/A	$—
David F. DeVoe	$—		$—		N/A	$—
K. Rupert Murdoch	$—		$—		N/A	$—

(1)	As of May 2, 2008, serving as a member of the Company’s board of directors.

(2)	As permitted by Gemstar’s Non-Employee Director Compensation Policy, Mr. O’Shaughnessy elected to receive restricted stock valued at $35,000 in lieu of cash for the annual retainer.

Consideration Received by Gemstar Directors in Connection with the Mergers

In connection with the consummation of the Mergers, all directors of Gemstar received, with respect to Gemstar stock options, restricted shares, restricted stock units and common stock held by such directors, the same consideration offered to all other holders of Gemstar stock options, restricted shares, restricted stock units and common stock in the Mergers. Additional information regarding the consideration offered in the Mergers can be found in the Registration Statement on Form S-4 filed by the Company on January 23, 2008, as amended by Amendment No. 1 to Form S-4 filed on February 29, 2008, Amendment No. 2 to Form S-4 filed on March 24, 2008, Amendment No. 3 to Form S-4 filed on March 28, 2008 and Amendment No. 4 to Form S-4 filed on March 31, 2008.

Macrovision Solutions Corporation Non-Employee Director Compensation for Fiscal 2008

Prior to the consummation of the Mergers, the 1996 Directors’ Stock Option Plan was terminated by Macrovision. All outstanding options under that plan were assumed by the Company. After the consummation of the Mergers, the Company’s board of directors established the following non-employee director compensation structure:

Cash Compensation. Each of the Company’s non-employee directors, except for the chairman of the board, will receive an annual cash retainer of $35,000, and the chairman of the board will receive an annual cash retainer of $55,000. In addition, each of the Company’s non-employee directors will receive a one-time “Startup Year Fixed Meeting Fee Retainer” in the amount of $15,000 per director, which is intended to be a retainer for services rendered for the period running from May 2, 2008 through May 2, 2009. Each of above-mentioned cash retainers will be paid in four equal quarterly installments on the first day of January, April, July and October to those directors who are serving on the board of directors on such payment dates.

Additionally, each director serving on the committees of the Company’s board of directors will also receive annual cash retainers in the following amounts: the chairs of the audit and compensation committee each will receive $20,000; the other members of each of the audit and compensation committees will each receive $10,000; the chair of the corporate governance and nominating committee will receive $10,000; and the other members of the corporate governance and nominating committee will each receive $5,000.

Options. In addition to the compensation set forth above, assuming that the stockholders of the Company approve the 2008 Equity Plan, each non-employee director will receive options granted under the 2008 Equity Plan. Under the 2008 Equity Plan, each director will receive an automatic initial option grant to purchase 60,000 shares of common stock on the date on which such person first becomes a non-employee director. The initial option grants to the Company’s current non-employee directors will have the grant date of the date on which the stockholders of the Company approve the 2008 Equity Plan. The initial option grants vest monthly over a three-year period. Employee directors who terminate employment and continue as non-employee directors are not eligible to receive this initial grant. On the date of the Company’s annual stockholders’ meeting each year beginning with the meeting to be held in 2009, each non-employee director, if he or she continues serving as a member of the Company’s board of directors, will receive an automatic annual option grant to purchase 30,000 shares of common stock. These annual option grants vest monthly over a one-year period.

PROPOSAL ONE

APPROVAL OF THE ADOPTION OF THE COMPANY’S 2008 EQUITY INCENTIVE PLAN

At the Special Meeting, stockholders will be asked to approve the adoption of the 2008 Equity Incentive Plan (the “2008 Equity Plan”) comprising 14,300,000 shares of common stock reserved for issuance thereunder. Such approval will require the affirmative vote of a majority of shares present and voting at the Special Meeting.

The 2008 Equity Plan is intended to provide equity ownership incentives to its current and prospective management, non-employee directors, employees and other service providers in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased stockholder value as expressed in higher share prices. Subject to stockholder approval, the Company’s board of directors has approved the adoption of the 2008 Equity Plan comprising 14,300,000 shares of common stock reserved for issuance under the 2008 Equity Plan.

The 2008 Equity Plan will be used to issue stock options and equity awards to Company employees (other than its chief executive officer), non-employee directors and other service providers. The purpose of the 2008 Equity Plan will be to allow the Company to compete with other technology companies for employees, non-employee directors and other service providers in Silicon Valley, Los Angeles and other competitive labor markets where the Company and its subsidiaries operate. To attract, motivate and retain highly qualified employees, non-employee directors and other service providers, the Company must be able to continue to offer equity compensation to them. The Company will issue options and stock awards to provide its employees, non-employee directors and other service providers an opportunity to acquire or increase their ownership stake in the Company, creating a stronger incentive to expend maximum effort for the Company’s growth and success and encouraging its management, employees, non-employee directors and other service providers to continue their employment or service relationships with the Company.

As you may be aware, Macrovision and Gemstar recently became wholly-owned subsidiaries of the Company pursuant to the Mergers, as described in “A Note Regarding Our Proxy Statement” above. The Company’s board of directors believes that options and stock awards to be issued pursuant to the 2008 Equity Plan will be critical components of the Company’s success following the recent closing of the Mergers.

If the 2008 Equity Plan is approved by the Company’s stockholders, the 2008 Equity Plan will become effective on July 15, 2008, and the Company will no longer make award grants under the 2000 Equity Plan, except with respect to award grants made to the Company’s chief executive officer, and the Gemstar-TV Guide 2007 Long-Term Incentive Plan (the “2007 Gemstar Plan”), both of which were assumed and adopted by the Company in connection with the Mergers. If the 2008 Equity Plan is not approved by the Company’s stockholders, the Company will continue to make award grants under the 2000 Equity Plan and the 2007 Gemstar Plan (but only pursuant to the limited terms under which the 2000 Equity Plan and the 2007 Gemstar Plan were adopted); and after the grant of the remaining shares available under such plans, the Company will not have a stockholder-approved plan pursuant to which it may grant equity awards to management, employees, non-employee directors and other service providers.

With respect to the number of equity awards that the Company intends to grant in a given year, the board of directors commits to its stockholders that the average annual burn rate with respect to the Company’s equity awards over the three-year period from 2008 through 2010 will not exceed 6.11%. Burn rate is the total number of equity awards granted in a fiscal year divided by the number of basic weighted-average common shares outstanding at the end of that fiscal year. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (i) 1.5 option shares, if our annual stock price volatility is 54.6% or higher, (ii) 2 option shares if our annual stock price volatility is between 36.1% and 54.6%, (iii) 2.5 option shares if our annual stock price volatility is between 24.9% and 36.1%, (iv) 3 option shares if our annual stock price volatility is between 16.5% and 24.9%, (v) 3.5 option shares if our annual stock price volatility is between 16.5% and 7.9%, and (vi) 4 option shares if our annual stock price volatility is less than 7.9%.

Summary of the 2008 Equity Plan

General. A copy of the 2008 Equity Plan is attached to the electronic version of this Proxy Statement filed with the SEC as Annex A, but you can also request a copy of the 2008 Equity Plan by writing to the Company to the attention of Investor Relations. The following description of the 2008 Equity Plan is a summary and therefore is qualified by reference to the complete text of the 2008 Equity Plan.

The purpose of the 2008 Equity Plan is to provide equity ownership incentives to current and prospective management, employees, non-employee directors and other service providers in order to incent and reward superior performance in achieving the Company’s long-term objectives, with the attendant rewards aligning with increased shareholder value as expressed in higher share prices. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of equity awards, may be granted under the 2008 Equity Plan. Options granted under the 2008 Equity Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options, although at the present time the Company does not intend to grant incentive stock options under the 2008 Equity Plan.

Administration. The compensation committee will administer the 2008 Equity Plan. The compensation committee, or its delegates, determines who will be granted awards, the date of grants of awards and the terms and provisions of each award (which need not be identical).

Eligibility. The Company’s employees, consultants, independent contractors and non-employee directors, and those of the Company’s subsidiaries, are eligible to receive awards under the 2008 Equity Plan. The Company’s chief executive officer will not be eligible to receive awards under the 2008 Equity Plan.

Securities Subject to 2008 Equity Plan. If the adoption of the 2008 Equity Plan is approved by the stockholders, the number of shares of common stock available for future grants under the 2008 Equity Plan will be no more than 14,300,000 shares. These shares may be granted as stock options, stock appreciation rights, restricted stock, restricted stock units or performance shares. This maximum number does not include the number of shares subject to the unexercised portion of any stock award that expires or subject to an award that is terminated, forfeited or cancelled without the issuance of shares of stock. The Company may reissue new awards for shares that were subject to expired, terminated, forfeited or cancelled awards.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the Company’s chief executive officer or any of the three other most highly compensated officers, not including the chief financial officer. Stock options and other stock awards may qualify as performance-based compensation if the Company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2008 Equity Plan provides that no awardee may be granted equity awards covering more than 1,500,000 shares in any calendar year.

Additional requirements apply to certain forms of compensation, such as stock awards other than stock options and stock appreciation rights, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code.

Stockholder approval of this proposal will constitute stockholder approval of the share limitation as well as of the qualifying performance criteria for Section 162(m) purposes. Although the Company seeks stockholder approval of the 2008 Equity Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and the Company from time to time may choose to grant awards that cannot so qualify. To continue to comply with Section 162(m), the Company will be required to seek stockholder approval of the qualifying performance criteria again in 2013.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

Exercise Price. The exercise price per share in the case of any option granted under the 2008 Equity Plan may not be less than 100% of the fair market value of the common stock on the grant date. For purposes of establishing the exercise price and for all other valuation purposes under the 2008 Equity Plan, the fair market value of a share of common stock on any relevant date will be the closing selling price per share of common stock on that date, as reported on Nasdaq. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the 2008 Equity Plan prohibits the Company from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval (see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” below).

Exercise of Option; Form of Consideration. Awards granted under the 2008 Equity Plan in the form of options may be exercised in whole or in part and the purchase price may be paid in cash, other shares of the Company’s common stock, through a same day sale program, through a margin commitment program, or any combination of the foregoing. Options granted under the 2008 Equity Plan become exercisable at such time or times as the compensation committee may determine and provide in the option grant agreement. The compensation committee may accelerate the vesting and exercisability of all or any portion of an option at any time, including but not limited to options held by officers and non-employee directors upon the happening of certain events such as a merger.

No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. During the optionee’s lifetime, the option may be exercised only by the optionee and options are not assignable or transferable other than by will or the laws of descent and distribution. However, the compensation committee may allow an optionee to transfer, for no consideration, non-statutory options to members of the optionee’s immediate family or to trusts or partnerships for the exclusive benefit of members of the optionee’s immediate family.

Term of Option. Awards granted in the form of options under the 2008 Equity Plan must be exercised within a period fixed by the compensation committee, which period currently is set as not exceeding seven years from the date of the grant of the option. Options may expire before the end of the option period if the optionee’s service with the Company ceases for any reason, including death, disability, retirement or termination.

Termination of Service. Any option held by the optionee upon termination of service will cease to be exercisable 3 months following termination of service (12 months in the case of options granted to non-employee directors), unless otherwise provided in such person’s option agreement. Each such option will normally be exercisable only as to shares of common stock in which the optionee is vested at the time of termination. The compensation committee has complete discretion to accelerate the exercisability of such options in whole or in part or to extend the period in which optionees may exercise vested equity awards after termination of service. This discretion may be exercised at any time while the options remain outstanding. If an optionee’s service terminates for cause (as defined in the 2008 Equity Plan), any option held by the optionee shall immediately terminate and be of no further force and effect, unless otherwise provided by the Administrator.

Generally, if an optionee’s employment terminates as a result of optionee’s retirement, disability or death, all outstanding options that were vested and exercisable as of the optionee’s termination date may be exercised for twelve months following the optionee’s termination date but in no event after the expiration date. The compensation committee has the authority to extend the period of time for which an award is to remain exercisable following an optionee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Stock Appreciation Rights. The 2008 Equity Plan authorizes the compensation committee to grant stock appreciation rights either as a separate award or in tandem with any stock option grant. A stock appreciation right entitles its holder, at the time the right is exercised, to receive an amount equal to the excess of fair market value of a share of the Company’s common stock at the date of exercise over the price of the award previously specified by the compensation committee, multiplied by the number of shares as to which the holder is exercising the award. The Company may pay this award amount in shares of common stock (valued at fair market value on the date of exercise), in cash, or in a combination of both. The compensation committee may specify the exercise price for the stock appreciation right which exercise price shall not be less than the fair market value of the common stock on the grant date (or not less than the option exercise price per share if the stock appreciation right is granted in tandem with a stock option), the number of shares to which the right pertains, the term of the right and when all or any installment is to become exercisable. To the extent a stock appreciation right is cancelled or exercised, any related stock option will be cancelled (or exercised, if permitted by the grant agreement) and, to the extent that a related stock option is cancelled or exercised, the stock appreciation right will be cancelled (or exercised, if permitted by the grant agreement).

Terms and Conditions of Stock Awards.

Restricted Stock Awards. The 2008 Equity Plan authorizes the compensation committee to grant restricted stock awards. A restricted stock award is an award entitling the recipient to receive shares of our common stock or to receive the economic equivalent of shares of our common stock subject to such restrictions and conditions as the compensation committee may determine, at a purchase price and for such consideration as the compensation committee may determine. Such restricted stock awards may, at the discretion of the compensation committee, be based on continuing employment (or other business relationship) with the Company and its subsidiaries or the achievement of pre-established performance goals and objectives.

Performance Shares. The 2008 Equity Plan also authorizes the compensation committee to grant performance shares, entitling the recipient to receive a prescribed number of shares of the Company’s common stock, upon the achievement of performance goals and objectives as determined by the compensation committee based upon criteria set forth in the 2008 Equity Plan. The 2008 Equity Plan is designed to permit the Company to provide compensation in shares of stock that qualifies as performance-based compensation under Section 162(m) of the Code. Each performance share will have an initial value equal to the fair market value of the underlying shares of common stock on the grant date.

The performance criteria set forth in the 2008 Equity Plan that may be used by the compensation committee in establishing the performance goals and objectives for vesting of performance shares and other types of awards are net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Nontransferability. Generally, stock options and stock appreciation rights granted under the 2008 Equity Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The compensation committee may in its discretion make a stock option or stock appreciation right transferable (other than for value) to an awardee’s family member or any other person or entity as it deems appropriate.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, reorganization, merger or similar change affecting our common stock), the Company will make appropriate adjustments in the number and kind of shares covered by each outstanding option or other award granted under the 2008 Equity Plan, the maximum number of shares reserved for issuance under the 2008 Equity Plan, the number of equity awards that can be granted to any one individual participant in a single calendar year, and the exercise price per share in respect of each outstanding option or other award in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of our assets), the compensation committee, in its discretion, may provide for the assumption or substitution of each outstanding award, may accelerate the exercise date of options, may terminate any restrictions or performance conditions on stock awards, and may cancel awards that have not been exercised or are not vested, including for a cash payment to the optionee. Additionally, the compensation committee may accelerate the vesting and exercisability of all or any portion of an option upon the happening of such events.

Amendment and Termination of the 2008 Equity Plan. The 2008 Equity Plan does not have an expiration date. The Company’s board of directors may, at any time, amend or discontinue the 2008 Equity Plan, and the compensation committee may amend or cancel any option for any lawful purpose, but no action can adversely affect rights under any outstanding option without the optionee’s consent. Except for adjustments upon changes in capitalization, stock split or dividend, merger or similar event, the 2008 Equity Plan prohibits the Company from decreasing the exercise price or purchase price of any outstanding award (including by means of cancellation or re-grant) without stockholder approval. Without further stockholder approval, no incentive stock option may be granted after July 15, 2018.

New Plan Benefits

The following table sets forth, where such amounts are determinable, the amounts allocated to the Company’s named executive officers and directors pursuant to the 2008 Equity Plan. The Company’s non-employee directors are also eligible to receive automatic annual option grants of 30,000 shares of common stock, as described above in “Macrovision Solutions Corporation Non-Employee Director Compensation for Fiscal 2008.”

2008 Equity Plan

Name and Position	Dollar Value ($)	Number of Shares of Common Stock
Andrew K. Ludwick	(1)	60,000
Robert J. Majteles	(1)	60,000
Alan L. Earhart	(1)	60,000
James E. Meyer	(1)	60,000
James P. O’Shaughnessy	(1)	60,000
Ruthann Quindlen	(1)	60,000
All directors who are not executive officers as a group (6 persons)	(1)	360,000

(1)	The exercise price, which will determine the dollar value of the option grants, will be the closing price of the Company’s common stock as listed on Nasdaq on the effective date of the grant, which shall be the date on which the 2008 Equity Plan is approved by the Company’s stockholders.

Federal Income Tax Consequences

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS OF THE ISSUANCE AND EXERCISE OF OPTIONS AND OTHER AWARDS UNDER THE 2008 EQUITY PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL MAY BE DIFFERENT.

Non-Statutory Options. The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of the Company’s common stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by

Section 162(m) the Company is entitled to a corresponding deduction) equal to the difference between the option’s exercise price and the fair market value of the shares on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We anticipate that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. The Company may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the compensation committee; special tax rules may apply on such a transfer. Special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option price.

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. An individual who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of cash received and the fair market value of any common stock received on the exercise. We expect to be entitled to a business expense deduction equal to the appreciation payment for our taxable year in which the ordinary income is recognized by the individual. We anticipate that the compensation paid by us on the exercise of stock appreciation rights with exercise prices not less than the fair market value of our shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of compensation paid to certain of our executive officers. If a recipient receives common stock upon the exercise of a stock appreciation right, any gain or loss on the sale of such stock will be short-term or long-term capital gain or loss in an amount equal to the difference between the amount realized on such sale and the fair market value at the time of receipt of the shares.

Restricted Stock Grant. Generally, no income will be recognized by a recipient at the time of the grant of restricted stock, unless the recipient files an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days of the date of grant. If the recipient files a Section 83(b) election, he or she will have taxable ordinary income on the date of receipt in the amount of the difference, if any, between the fair market value of the stock on date of receipt and the purchase price for the stock. Otherwise, at the time the restricted stock vests, the recipient generally will recognize compensation income in the amount of the difference between the fair market value of the stock at the time of vesting and the purchase price for the stock. Individuals subject to Section 16(b) of the Securities Exchange Act of 1934 who purchase restricted stock may be treated as vesting no earlier than six months after such purchase. The recipient’s tax holding period for determining the short-term or long-term character of any subsequent gain or loss begins on the date the recipient recognizes the compensation income. In the case of a recipient who is an employee, the amount included in income will constitute wages for which withholding and employment taxes will be required. The Company will be entitled to a tax deduction in the same amount as the recipient recognizes as income on grant or vesting, as applicable, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock is not subject to performance conditions.

Restricted Stock Units. No income will be recognized by a recipient at the time of the grant of a restricted stock unit. At the time the restricted stock unit vests, the recipient will recognize compensation income in the amount of the fair market value of a share of the Company’s common stock at the time of vesting. The tax holding period of shares of any stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. The Company will be entitled to a tax deduction in the same amount as the recipient recognizes as income on vesting, subject to the $1 million limitation imposed on deduction of compensation paid to certain officers if the restricted stock units are not subject to performance conditions.

Performance Shares. No income will be recognized by a recipient at the time of the grant of performance shares. At the time the performance shares vest, the recipient will recognize compensation income in the amount of the fair market value of such shares at the time of vesting. The tax holding period of shares of stock received at time of vesting, for purposes of determining the short-term or long-term character of any subsequent gain or loss on disposition of such stock, begins on the date the recipient receives the stock. In the case of a recipient who is an employee, the amounts included in income will constitute wages for which withholding and employment taxes will be required. The Company will be entitled to a tax deduction in the same amount as the recipient recognizes as income. We anticipate that any compensation deemed paid by the Company upon the vesting of performance shares by our executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the 2008 Equity Plan will in some instances be made to employees and service providers who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Vote Required and Recommendation of the Board

Approval of the 2008 Equity Plan requires the affirmative vote of the holders of at least a majority of the Company’s common stock who are voting on this Proposal One in person or by proxy and entitled to vote at the special meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL ONE TO APPROVE THE ADOPTION OF THE COMPANY’S 2008 EQUITY INCENTIVE PLAN.

PROPOSAL TWO

APPROVAL OF THE ADOPTION OF THE COMPANY’S

2008 EMPLOYEE STOCK PURCHASE PLAN

At the Special Meeting, stockholders will be asked to approve the adoption of the 2008 Employee Stock Purchase Plan (the “2008 ESPP”) comprising 7,500,000 shares of common stock reserved for issuance thereunder. Such approval will require the affirmative vote of a majority of shares present and voting at the Special Meeting.

If the 2008 ESPP is approved by the Company’s stockholders, the 2008 ESPP will become effective on July 15, 2008. The 2008 ESPP, as currently contemplated, would replace the Macrovision 1996 Employee Stock Purchase Plan (the “1996 ESPP”) that was assumed by the Company in the Mergers but that will expire on December 3, 2008. Stockholder approval of the 2008 ESPP will not affect the continuation of the final offering period of the 1996 ESPP that commenced in February 2008 under the terms of that plan or the eligibility of the 1996 ESPP participants to participate in the 2008 ESPP. The last offering period of the 1996 ESPP for Macrovision employees commenced on February 1, 2008. If the 2008 ESPP is not approved by the stockholders, there will be one final offering period under the 1996 ESPP prior to the expiration of the 1996 ESPP, following which the Company will not have a stockholder-approved and tax qualified employee stock purchase plan to offer eligible employees.

The purpose of the 2008 ESPP is to give to the Company’s employees a favorable opportunity to acquire an equity interest in the Company through the purchase of the Company’s stock, thereby encouraging its employees to accept, or to continue in, employment with the Company. The Company believes the 2008 ESPP increases the interest of its employees in the Company’s welfare through participation in the growth and value of the Company’s common stock. The Company desires to have sufficient shares authorized for issuance under the plan to continue participation by its employees.

For the year ended December 31, 2007, Macrovision employees purchased 429,133 shares of common stock under the 1996 ESPP. The Company would like to provide to its employees the opportunity to purchase shares under a qualified employee stock purchase plan like the 2008 ESPP.

Summary of the 2008 ESPP

General. A copy of the 2008 ESPP is attached to the electronic version of this Proxy Statement filed with the SEC as Annex B, but you can also request a copy of the 2008 ESPP by writing to the Company to the attention of Investor Relations. The following description of the 2008 ESPP is a summary and therefore is qualified by reference to the complete text of the 2008 ESPP.

Administration. The compensation committee will administer the 2008 ESPP. The compensation committee has sole authority to interpret the 2008 ESPP and make all determinations deemed necessary or advisable for administration of the 2008 ESPP. The Company will pay all costs and expenses incurred in the 2008 ESPP and all payroll deductions under the 2008 ESPP will be credited to a non-interest bearing account.

Eligibility. Each of the Company’s employees, including the Company’s executive officers and employee directors, whose customary employment with the Company is at least twenty hours per week and more than five months in any calendar year, is eligible to participate in the 2008 ESPP. However, no employee may be granted a purchase right under the 2008 ESPP to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of all classes of outstanding capital stock of the Company.

Shares Available Under the 2008 ESPP. If the adoption of the 2008 ESPP is approved by the stockholders, the number of shares of common stock available for future purchases will be no more than 7,500,000 shares. If any purchase rights granted under the 2008 ESPP expire or are terminated for any reason without having been exercised in full, the unpurchased shares shall be available for reissue under the 2008 ESPP.

Offering Periods. The 2008 ESPP is implemented by offering periods that generally have a 24-month duration commencing on February 1 and August 1 of each year. Each offering period is comprised of four purchase periods, which generally have a six-month duration. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with the prior offering period. A new offering period will commence on February 1 and August 1 of each calendar year. Assuming that the 2008 ESPP is approved by the Company’s stockholders, the first offering period of the 2008 ESPP will commence on August 1, 2008.

Purchase Price. The purchase price per share at which shares will be sold in an offering under the 2008 ESPP is 85% of the lesser of the closing selling price of a share of our common stock, as reported on Nasdaq, on the first day of the offering period or on the last day of the applicable purchase period within the offering period. If the purchase price on the first day of an offering period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent offering period, the participant will be deemed to have withdrawn from the current offering period on the day immediately preceding the first day of the subsequent offering period, and the Company will automatically enroll such participant in the subsequent offering period.

Payment of Purchase Price; Payroll Deductions. Payment for shares by participants will be by accumulation of after-tax payroll deductions from his or her salary during the purchase period. A participant may also elect to have deductions taken from his or her bonuses, overtime, commissions and other amounts to the extent paid in cash. A participant cannot purchase more than $25,000 of the Company’s common stock in any calendar year or more than 10,000 shares of our common stock in any offering period.

For each offering period, a participant will be entitled to purchase up to the number of shares of common stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price. During an offering period, at the election of the participant, any payroll deductions accumulated in a participant’s account in excess of the purchase price of the shares purchased for a purchase period will be retained in the participant’s account for the subsequent purchase period. Any payroll deductions accumulated in a participant’s account in excess of the purchase price of the shares purchased during an offering period shall be promptly refunded to the participant following the expiration of the offering period. No interest accrues on the payroll deductions of a participant in the 2008 ESPP.

Restrictions on Transfer. Purchase rights are not transferable and may be exercised only by the person to whom the rights are granted. However, a participant may designate a beneficiary in the event of the employee’s death subsequent to the end of an offering period but prior to delivery of shares of common stock or cash, or to receive cash from the employee’s account in the event of an employee’s death during an offering period.

Amendment and Termination of 2008 ESPP. The Company’s board of directors may terminate or amend the 2008 ESPP, immediately after the close of an offering without the approval of stockholders. However, the Company’s board of directors must seek stockholder approval to: (a) increase the number of shares of common stock reserved for issuance under the 2008 ESPP; or (b) change the class of persons eligible to participate in the 2008 ESPP.

The 2008 ESPP does not have an expiration date. The 2008 ESPP automatically terminates on the earlier of: (a) termination by the board of directors; or (b) issuance of all the shares reserved under the 2008 ESPP.

Termination of Purchase Rights and Change in Payroll Deductions. A purchase right terminates at the end of the offering period or earlier if the participant terminates employment. A participant may increase his or her deductions once and decrease his or her deductions once during a purchase period. A participant may withdraw at any time at or before the end of the offering period by written notification of his or her election to withdraw. Upon receipt of such notice, all future payroll deductions will cease and any payroll deductions previously collected during the offering period will be refunded, without interest.

Adjustments and Corporate Transactions. If any change of common stock occurs (through a recapitalization, stock dividend, stock split, subdivision, consolidation or similar change affecting common stock effected without the receipt of consideration by the Company ), the Company will make appropriate adjustments in the number of shares and purchase price covered by each outstanding purchase right granted under the 2008 ESPP and the aggregate number of shares of common stock reserved for issuance under the 2008 ESPP in order to prevent dilution or enlargement of benefits thereunder.

In the event of a corporate transaction (such as dissolution or liquidation, merger with and into another entity, or sale of all or substantially all of the Company’s assets), each outstanding purchase right will terminate unless the surviving corporation assumes the outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions. However, if outstanding purchase rights are to terminate upon such a corporate transaction, each purchase right under the 2008 ESPP may be exercised for some period of time prior to the consummation of the corporate transaction as if such date were the last purchase date of the offering period.

New Plan Benefits

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the 2008 ESPP, awards under the 2008 ESPP for the current fiscal year are not determinable.

Federal Income Tax Consequences

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO U.S. TAXPAYERS OF THE PURCHASE OF SHARES UNDER THE 2008 ESPP. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF OTHER TRANSACTIONS UNDER THE 2008 ESPP. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL MAY BE DIFFERENT.

The 2008 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under a qualifying plan, no taxable income will be reportable by a participant, and the Company will not be allowed any deductions, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize income in the year in which the purchased shares are sold or otherwise made the subject of disposition and the method of taxation will depend upon the holding period for the acquired shares.

If the common stock is disposed of at least two years after the start of the offering period and at least one year after the applicable date of purchase then the lesser of (i) the excess of the fair market value of the purchased shares at the time of disposition over the exercise price, or (ii) the excess of the fair market value of such shares as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period), will be treated as ordinary income. Any further gain or any loss will be taxed as a long term capital gain or loss.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made on or before the expiration of either of the holding periods described above. If the participant makes a disqualifying disposition of the purchased shares, then the participant will recognize compensation income and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeds the purchase price. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares. Any additional gain or loss recognized upon the disposition of the shares will be a capital gain or loss, which will be long-term if the shares have been held for more than one year following the date of purchase under the 2008 ESPP.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Purchase rights under the 2008 ESPP will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Vote Required and Recommendation of the Board

Approval of the 2008 ESPP requires the affirmative vote of the holders of at least a majority of the Company’s common stock who are voting on this Proposal Two in person or by proxy and entitled to vote at the special meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO TO APPROVE THE ADOPTION OF THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2009 Annual Meeting

As required by our bylaws, in order for you to propose business to be brought before our 2009 annual meeting of stockholders, you must provide us with timely written notice. To be timely, you must deliver a notice in writing of your proposal to our Corporate Secretary at 2830 De La Cruz Boulevard, Santa Clara, California 95050 no later than 120 days in advance of the annual meeting. However, in the event that no annual meeting was held in the previous year, as will be the case with the 2009 annual meeting, or if the meeting is not held within 30 days of the date set forth in the bylaws, your proposal must be received at a reasonable time before the solicitation is made.

Proxy Solicitation Costs

We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders on our behalf by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We may also reimburse brokerage firms, fiduciaries and other persons representing beneficial owners of shares for their reasonable out-of-pocket expenses incurred in connection with forwarding voting information to the beneficial owners.

OTHER BUSINESS

Our board of directors does not intend to bring any other business before the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alfred J. Amoroso
Alfred J. Amoroso, President & CEO

ANNEX A

MACROVISION SOLUTIONS CORPORATION

2008 EQUITY INCENTIVE PLAN

As Adopted by the Board of Directors on June 9, 2008

Approved by the Stockholders on                     , 2008

Section 1. Purpose; Definitions.

The name of the plan is the Macrovision Solutions Corporation 2008 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable employees (including officers and Directors) of Macrovision Solutions Corporation, a Delaware corporation (the “Company”) and its Subsidiaries, non-employee members of the Board of Directors of the Company, and those consultants and other independent contractors who provide services to the Company and its Subsidiaries and upon whose judgment, initiative and efforts the Company and its Subsidiaries depend for the successful conduct of their business to acquire proprietary interests in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on behalf of the Company and its Subsidiaries and strengthening their desire to remain with the Company and its Subsidiaries.

The following terms shall be defined as set forth below:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Administrator” means the Board or the Committee.

(c) “Award” or “Awards,” except where referring to a particular category of grant under the Plan, means Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause,” as such term relates to the termination of any person’s status as an employee or other service provider of the Company, means the occurrence of one or more of the following: (i) such person is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, (ii) such person engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by such person involving malfeasance or negligence in the performance of such person’s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of any such act or omission, (iv) failure by such person to comply in any material respect with the terms of his employment agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by such person to the satisfaction of the Board within 30 days after written notice from the Company of such failure, or (v) material breach by such person of any other agreement with the Company, as determined by the Board in good faith in its sole discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor tax laws, and related rules, regulations and interpretations.

(g) “Covered Employees” means any participant who is designated by the Committee prior to the date that the Committee establishes the Performance Goals for a Performance Period, to be a Covered Employee within the meaning of Code Section 162(m).

(h) “Committee” means a committee of two or more Independent Directors appointed by the Board to administer the Plan.

(i) “Director” means a member of the Board.

(j) “Disability” means an individual’s inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual’s mental or physical disability, as determined by the Administrator in good faith in its sole discretion.

(k) “Fair Market Value” of the Stock on any given date under the Plan shall be determined as follows:

(i) If the Stock is at the time listed on any established stock exchange, then the fair market value shall be the closing selling price per share of the Stock as quoted on such exchange on the date of determination, or if there is no reported sale of the Stock on such exchange on the date of determination, then the fair market value shall be the closing selling price on the exchange on the last preceding trading day on which sales of the Stock are reported as having occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(ii) If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the closing high bid and low asked prices for the Stock on the date of determination, or if no prices are quoted for such date, then the mean between the closing high bid and low asked prices on the last, preceding trading day on which any bid and asked prices were quoted, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(iii) In the absence of an established market for the Stock, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

(l) “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

(m) “Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

(n) “Nonstatutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o) “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

(p) “Performance-Based Award” means an Incentive Stock Option, Nonstatutory Stock Option, Performance Shares, Stock Appreciation Right, Restricted Stock or Restricted Stock Units granted to a selected Covered Employee and subject to the terms and conditions set forth in Section 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

(q) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization, and other non-cash or nonrecurring items), net losses, sales or revenue, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such participant.

(r) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending upon the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Where applicable, the Performance Goals may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.

(s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a participant’s right to a Performance-Based Award.

(t) “Performance Shares” mean an Award granted to a participant pursuant to Section 8 that entitles the participant to receive a prescribed number of shares of Stock upon achievement of Performance Goals established by the Committee for such Award.

(u) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(v) “Restricted Stock” means a Restricted Stock Award granted pursuant to Section 7 by the issuance of Stock subject to restrictions.

(w) “Restricted Stock Award” means any Award granted pursuant to Section 7.

(x) “Restricted Stock Unit” means a Restricted Stock Award granted pursuant to Section 7 to receive the economic equivalent of Restricted Stock without the issuance of Stock at time of grant.

(y) “Retirement” means an employee’s termination of employment with the Company and its Subsidiaries after attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

(z) “Stock” means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 3.

(aa) “Stock Appreciation Right” means any Award granted pursuant to Section 6.

(bb) Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

Section 2. Administration of Plan; Authority to Select Participants and Determine Awards.

(a) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select those employees (including officers and Directors, but excluding the Chief Executive Officer of the Company as of the Effective Date of the Plan) of the Company and its Subsidiaries, Independent Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Nonstatutory Stock Options, Performance Shares, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan (including for any subplan or portion of the Plan that the Administrator may establish for a specific group of employees or other service providers) and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and otherwise to supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan participants.

(b) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer or Chief Operating Officer of the Company all or part of the Administrator’s authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or Covered Employees within the meaning of Section 162(m) of the Code. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Section 3. Stock Issuable Under the Plan; Mergers; Substitution.

(a) Stock Issuable. The maximum number of shares of Stock and Stock equivalents reserved and available for then outstanding Awards and the grant of additional Awards under the Plan is fourteen million three hundred thousand (14,300,000) shares. For purposes of this limitation, the shares of Stock underlying any Awards which expire or which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units with respect to no more than one million five hundred thousand (1,500,000) shares of Stock and Stock equivalents may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option, if any, shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan.

(b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, and Restricted Stock Units that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers, etc. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Stock Options, Stock Appreciation Rights, Performance Shares and Restricted Stock Units granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all optionees); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (I) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (II) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (III) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the optionees, equal to the difference between (A) the value (as determined by the Administrator) of the consideration payable per share of Stock pursuant to the business combination (the “Merger Price”) multiplied by the number of shares of Stock subject to such outstanding Stock Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Stock Options and Stock Appreciation Rights, in exchange for the termination of such Stock Options and Stock Appreciation Rights.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Section 4. Eligibility.

Participants in the Plan shall be such full-time or part-time employees (including officers other than the Chief Executive Officer as of the Effective Date of the Plan and Directors) of the Company and its Subsidiaries, Independent Directors, and consultants and other independent contractors in service to the Company and its Subsidiaries as the Administrator in its sole discretion shall select from time to time.

Section 5. Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be a Nonstatutory Stock Option. The Administrator may from time to time adopt subplans to this Plan containing such additional terms, conditions and restrictions, not inconsistent with the terms of the Plan, as may be necessary to qualify the grants of Stock Options thereunder for preferential treatment under the laws of any country or other jurisdiction in which the Company or any of its Subsidiaries has employees, Independent Directors, consultants or other independent contractors.

No Incentive Stock Option shall be granted under the Plan after                         , 2018.

(a) Terms and Conditions of Stock Options. The Administrator in its discretion may grant Stock Options subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the exercise price per share for the Stock covered by such Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than seven (7) years after the date the Option is granted, and the term of each such Option shall expire no more than seven (7) years after the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any “parent or subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) and an Incentive Stock Option is granted to such employee, the term of such Option shall expire no more than five years after the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at the time of grant. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Payment of the purchase price shall be made in full concurrently with such exercise by any one of the following methods: (A) in cash; (B) if and to the extent the instrument evidencing the Option so provides and if the Company is not then prohibited from purchasing or acquiring shares of Stock, with shares of Stock that have been held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, delivered in lieu of cash and valued at their Fair Market Value on the date of exercise; (C) through a “same day sale” commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (the “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (D) through a “margin” commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (E) any combination of the foregoing. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of the optionee’s death may thereafter be exercised, to the extent it was exercisable by the optionee on the date of the optionee’s death, by the legal representative of the optionee’s estate or by any other person who acquires the right to exercise the option by reason of such death under the optionee’s will or the laws of intestate succession, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of death, but not later than the expiration of the stated term of the Option, if earlier.

(vi) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company and its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify in the Stock Option) from the date of such termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier. The Administrator shall have sole authority and discretion to determine whether a participant’s employment (or business relationship) has been terminated by reason of Disability. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vi) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(vii) Termination by Reason of Retirement. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries is terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable on the date of such termination, for a period of 12 months (or such other period as the Administrator shall specify) from the date of such termination of employment, but not later than the expiration of the stated term of the Option, if earlier. The Administrator may specify in any Stock Option that the death of an optionee during the period provided in this Section 5(a)(vii) for the exercise of the Option shall extend such period for a period ending not later than 12 months following the date of the optionee’s death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii) Termination for Cause. If any optionee’s employment by (or business relationship with) the Company and its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide in any Stock Option that such Stock Option can be exercised, to the extent it was exercisable on the date of such termination, for a period of up to 30 days from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(ix) Other Termination. Unless otherwise determined by the Administrator, if an optionee’s employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability, Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of such termination, for three months (or such other period not to exceed 60 months as the Administrator shall specify) from the date of termination of employment (or business relationship), but not later than the expiration of the stated term of the Option, if earlier.

(x) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Nonstatutory Stock Option.

(b) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Notwithstanding the foregoing, the Administrator may provide in an option agreement evidencing a Nonstatutory Stock Option that the optionee may transfer, without consideration for the transfer, such Nonstatutory Stock Option to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners, to charitable organizations, or pursuant to a domestic relations order in settlement of marital property rights (which shall not be a transfer for value), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable option agreement.

(c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 6. Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price of the Stock Appreciation Right set by the Administrator at the time of grant, which exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant (or not less than the Option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Nonstatutory Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable. A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered. When a stock settled Stock Appreciation Right is exercised, the shares subject to a Stock Appreciation Right grant agreement shall be counted against the shares available for issuance, regardless of the number of shares used to settle the Stock Appreciation Right upon exercise.

(iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

Section 7. Restricted Stock Awards.

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the participant to receive shares of Stock (“Restricted Stock”) or to receive the economic equivalent of shares of Stock (“Restricted Stock Units”) subject to such restrictions and conditions as the Administrator may determine at the time of grant, at a purchase price and for such consideration as the Administrator may determine. Restricted Stock issuances and Restricted Stock Unit grants may, at the discretion of the Administrator, be based on continuing employment (or other business relationship) with the Company and its Subsidiaries and/or achievement of Performance Goals or other pre-established performance criteria or objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument for the issuance of Restricted Stock and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company or of a third party escrow holder until such Restricted Stock is vested as provided in Section 7(d) below. Stock underlying a Restricted Stock Unit will not be issued until the Restricted Stock Unit has vested as provided in Section 7(d) below. A participant awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and Stock underlying the Restricted Stock Units has been issued.

(c) Restrictions. Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase from the participant or the participant’s legal representative at their purchase price Restricted Stock with respect to which conditions have not lapsed.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the cancellation of Restricted Stock Units and the non-transferability of the Restricted Stock and the Company’s right of repurchase shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals or other performance criteria, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be subject to the restrictions set forth above and shall be “vested.” Except as may otherwise be provided by the Administrator, a participant’s rights in any shares of Restricted Stock and Restricted Stock Units that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries and shares of Restricted Stock shall be subject to the Company’s right of repurchase as provided in Section 7(c) above.

(e) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or their economic equivalent with respect to Restricted Stock Units.

Section 8. Performance Shares.

(a) Nature of Performance Shares. An Award of Performance Shares entitles a participant to receive shares of Stock following the satisfaction of one or more Performance Goals or other specific performance criteria established by the Administrator, in each case on a specified date or dates or over any Performance Period or other period determined by the Administrator.

(b) Rights as a Stockholder. Stock underlying Performance Shares will not be issued until the Performance Shares have vested, pursuant to the Performance Goals or other specific performance criteria set by the Administrator. A participant awarded Performance Shares shall have no rights as a Company stockholder with respect to such Performance Shares until such time as the Performance Shares have vested and the Stock underlying the Performance Shares has been issued.

(c) Vesting of Performance Shares. The Administrator, at the time of grant, shall specify the Performance Goals or other specific performance criteria, objectives and conditions on which the Stock underlying the Performance Shares shall vest. Except as otherwise may be provided by the Administrator, a participant’s rights in the Stock underlying the Performance Shares that have not vested shall terminate automatically upon the participant’s termination of employment (or other business relationship) with the Company and its Subsidiaries.

Section 9. Performance-Based Awards.

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Awards granted under the Plan as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b) Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a participant for a Performance Period shall not in any manner entitle the participant to receive an Award for the period. Moreover, designation of a Covered Employee as a participant for a particular Performance Period shall not require designation of such Covered Employee as a participant in any subsequent Performance Period and designation of one Covered Employee as a participant shall not require designation of any other Covered Employees as a participant in such period or in any other period.

(c) Procedures With Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award agreement, a participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the participant. Furthermore, a participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as Qualified Performance-Based Compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 10. Tax Withholding.

(a) Payment By Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Stock. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 11. Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 12. Amendments and Termination.

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Board may at time amend the Plan to provide for the grant of automatic nondiscretionary equity grants to Independent

Directors without the requirement to obtain approval from the Company’s stockholders. If and to the extent determined by the Administrator to be required to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

Section 13. Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 14. General Provisions.

(a) No Distribution; Compliance With Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it considers appropriate.

(b) Delivery Of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 15. Effective Date of Plan.

This Plan shall become effective when approved by the Company’s stockholders.

Section 16. Governing Law.

This Plan shall be governed by California law except to the extent such law is preempted by federal law; provided, however, that the Delaware General Corporation Law shall apply to the issuance of Stock and other securities hereunder.

ANNEX B

MACROVISION SOLUTIONS CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN

As Adopted by the Board of Directors on June 9, 2008

Approved by the Stockholders on             , 2008

1. Purpose. The purpose of the Macrovision Solutions Corporation 2008 Employee Stock Purchase Plan (the “Plan”) is to grant to all employees of Macrovision Solutions Corporation, a Delaware corporation (the “Company”) and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging all employees to accept, or to continue in, employment with the Company; increasing the interest of all employees in the Company’s welfare through participation in the growth and value of the Common Stock; and furnishing employees with an incentive to improve operations and increase profits of the Company.

To accomplish the foregoing objectives, this Plan provides a means whereby all employees may accrue rights to purchase shares of Common Stock of the Company.

2. Administration. The Plan shall be administered by the Board of Directors (the “Board”) of the Company or by a committee of two or more directors appointed by the Board (the “Administrator”).

The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper. Subject to the terms and conditions of this Plan, the Administrator shall have the sole authority, in its discretion to interpret the Plan and to make all determinations deemed necessary or advisable for the administration of the Plan.

3. Eligibility.

3.1 Employment Requirement. Except as otherwise set forth herein, every individual who, on the date of commencement of any offering period pursuant to this Plan, is an employee of the Company or of any parent or subsidiary of the Company, as defined below, is eligible to receive purchase rights to acquire shares of Common Stock of the Company pursuant to this Plan. The term “employee” includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it and excludes an individual who provides services to the Company as an independent contractor whether or not such individual is reclassified as a common law employee, unless the Company withholds or is required to withhold U.S. Federal employment taxes for such individual pursuant to Section 3402 of the Internal Revenue Code of 1986, as amended (the “IRC”). As used in this Plan, the terms “parent corporation” and “subsidiary corporation” shall have the meanings set forth in Sections 424(e) and (f), respectively, of the IRC.

3.2 Permissible Employees. In no event shall a purchase right be granted to any individual who, immediately after the grant of such purchase right, would own five percent (5%) or more of the total combined voting power or value of all classes of outstanding capital stock of the Company, its parent or any subsidiary. For purposes of this Section 3.2, in determining stock ownership, an individual shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries, as applicable. An individual shall be considered as owning the shares of Common Stock issuable upon exercise of any option or purchase right which such individual holds. Additionally, for purposes of this Section 3.2, outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option or the purchase right. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options or purchase rights held by any person.

3.3 Excluded Employees. The following categories of employees shall be excluded from participating in this Plan: (i) employees whose customary employment is twenty (20) hours or less per week; (ii) employees whose customary employment is not more than five months in any calendar year; and (iii) employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such employees in the Plan.

3.4 Transfer to Related Corporation. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

4. Common Stock Subject to Plan.

4.1 Shares Reserved for Issue. There shall be reserved for issue upon the exercise of options granted under this Plan seven million five hundred thousand (7,500,000) shares of Common Stock (“Plan Shares”), subject to adjustment as provided in Section 12 hereof. Shares issued under this Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan shall be counted against the Plan Shares. If any purchase rights granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.2 Aggregate Shares. Notwithstanding any other provisions of this Plan, the aggregate number of shares of Common Stock subject to outstanding purchase rights granted under this Plan, plus the aggregate number of shares issued upon the exercise of all purchase rights granted under this Plan, shall never be permitted to exceed the number of shares specified in Section 4.1 above.

5. Nontransferability. All purchase rights acquired pursuant to this Plan shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the participant only by the participant.

6. Terms and Conditions of Each Offering. All offerings under this Plan shall be subject to the following terms and conditions:

6.1 Term and Frequency of Offerings. Each offering under the Purchase Plan will be for a period of twenty-four (24) months (the “Offering Period”) commencing on February 1 and August 1 of each year and ending twenty-four (24) months thereafter on January 31 and July 31, respectively; provided, however, that, notwithstanding the foregoing, the first Offering Period will begin on August 1, 2008 and will end on July 31, 2010. Each Offering Period will consist of four (4) six-month purchase periods (each a “Purchase Period”) commencing on the first business day of February and August of each year. The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.2 Other Terms and Conditions. Purchase rights granted under this Plan shall be subject to the terms and conditions set forth herein, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate, provided that, except as otherwise permitted herein, such terms and conditions shall be identical for each participant granted purchase rights pursuant to any particular offering.

6.3 Election to Participate. An individual who is an eligible employee and desires to participate in an offering, should deliver to the Administrator no later than the day before the start of the particular Offering Period a written enrollment form evidencing his or her election to participate. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 6.8 and 6.9. If the purchase price on the first day of any current Offering Period in which a participant is enrolled is higher than the purchase price on the first day of any subsequent Offering Period, the participant will be deemed to have withdrawn from the current Offering Period on the day immediately preceding the first day of the subsequent Offering Period, and the Company automatically will enroll such participant in the subsequent Offering Period (the participant does not need to file any forms with the Company to be so enrolled). Any funds accumulated in such a participant’s account for the current Offering Period as of the day immediately preceding the first day of such subsequent Offering Period will be applied to purchase shares on the current Offering Period Purchase Date immediately prior to the first day of such subsequent Offering Period.

6.4 Purchase Rights. Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant, as of the first day of such Offering Period, by the Company to such employee of purchase rights to acquire that number of Plan Shares (rounded to the nearest whole share) equal to the quotient obtained by dividing (i) the amount accumulated in such employee’s payroll deduction account during each Purchase Period in the Offering Period, by (ii) eighty-five percent (85%) of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or on the last day of the respective Purchase Period, subject to the limitations set forth below (the “Maximum Shares”). No participant may accrue purchase rights, pursuant to this Plan (and/or any other stock purchase plan qualifying under IRC Section 423 of this Company or of any parent or subsidiary of this Company), to acquire more than twenty-five thousand dollars ($25,000) worth of Common Stock (based on the fair market value of the Common Stock on the grant date of the purchase rights) in any one calendar year. No participant may accrue purchase rights pursuant to this Plan to acquire more than a maximum number of shares, which shall be 10,000 shares in any Offering Period (which shall be aggregated if a participant is participating in more than one Offering Period at one time) or such lower number as may be established for a particular Purchase Period or Offering Period by the Board or the Administrator.

6.5 Payment for Common Stock. The purchase price will be paid with funds accumulated through periodic payroll deductions from the participant’s compensation during an Offering Period. The participant should provide written authorization for payroll deductions to the Company department designated by the Administrator, on or before the last day of the month preceding any Offering Period, specifying the percentage, which shall be not less than one percent (1%), nor more than twenty percent (20%), or the dollar amount, which shall be not more than one thousand five hundred dollars ($1,500) per payroll period (or such equivalent amount if on a monthly basis), of his or her total compensation or of his or her base compensation or of his or her base and commission compensation earned during each payroll period during each Offering Period, which he or she desires to have deducted and set aside for purchases of Plan Shares for the duration of the Offering Period/s in which he or she is a participant. A participant’s “total compensation” shall include elective reductions in compensation that are excluded from income by reason of IRC Sections 125, 132(f)(4) and 402(g)(3) and shall include any amounts paid in cash that are considered “wages” under IRC Section 3101(a) (without regard to any limitation under IRC Section 3121(a)). A participant may reduce or increase the rate of payroll deductions, and may change the compensation to which the rate applies among total compensation, base compensation, or base and commission compensation, during an Offering Period by filing with the Company department designated by the Administrator a new written authorization for payroll deductions, in which case the new rate and/or change in compensation to which it applies shall become effective for the next payroll period commencing after receipt of the authorization and shall continue for the remainder of the Offering Period. Such a change in payroll deductions may be made at any time during an Offering Period, but not more than one (1) reduction, not more than one (1) increase, and not more than one (1) change in applicable compensation may be made effective during any Purchase Period. A participant’s reduction in the rate of payroll deductions during an Offering Period may be to zero percent (0%) (or zero dollars ($0)), but a participant may not elect zero percent (0%) (or zero dollars ($0)) at the beginning of an Offering Period. A participant may increase or decrease the rate of payroll deductions and/or the compensation to which it applies for any subsequent Offering Period by filing a new authorization for payroll deductions not later than the day before the beginning of such Offering Period. Payroll deductions made for each participant shall be credited to a special book account on the Company’s books, but no funds will be actually set aside in any special fund or account.

6.6 Purchase Dates. The semi-annual purchase dates will occur on the last business day of each Purchase Period (the “Purchase Dates”). All payroll deductions collected from the participant and not theretofore applied to the purchase of Plan Shares, will automatically be applied to the purchase of that number of Plan Shares for which the participant was granted purchase rights for that Purchase Period pursuant to the formula set forth in Section 6.4 hereof. Any funds deducted from the participant’s compensation pursuant to this Plan during a particular Purchase Period in excess of the purchase price of the shares purchased for the Purchase Period, at the election of the participant, shall be carried over to subsequent Purchase Periods within the same Offering Period or promptly refunded to the participant following the expiration of the Purchase Period. Any funds deducted from the participant’s compensation pursuant to this Plan for a particular Offering Period in excess of the purchase price of the shares purchased during the Offering Period shall be promptly refunded to the participant following the expiration of the Offering Period.

6.7 Purchase Price. The purchase price for the Company’s Common Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company’s Common Stock on the first day of the applicable Offering Period or the last day of the respective Purchase Period. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be determined as follows:

(a) If the Common Stock is at the time listed on any established stock exchange, then the fair market value shall be the closing selling price per share of the Common Stock as quoted on such exchange on the date of determination, or if there is no reported sale of the Common Stock on such exchange on the date of determination, then the fair market value shall be the closing selling price on the exchange on the last preceding trading day on which sales of the Common Stock are reported as having occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the closing high bid and low asked prices for the Common Stock on the date of determination, or if no prices are quoted for such date, then the mean between the closing high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(c) In the absence of an established market for the Common Stock, then the fair market value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

6.8 Withdrawal. Each participant may withdraw from an Offering Period under this Plan by notifying the Administrator in writing of his or her election to withdraw at any time on or before the end of an Offering Period. Upon receipt of such notice by the Administrator, all future payroll deductions for such Offering Period will cease, and any payroll deductions previously collected during such Offering Period pursuant to Section 6.5 (to the extent not already applied to the purchase of Plan Shares, and, if the withdrawal occurs on a Purchase Date, to the extent not applied to the purchase of Plan Shares on such Purchase Date) will be refunded, without interest. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal in the same manner as set forth above for initial participation in this Plan.

6.9 Termination of Participation in an Offering. A participant’s participation in an Offering Period will automatically terminate upon the participant’s cessation of employment, retirement, permanent or total disability, as defined in Section 105(d)(4) of the IRC or death (a “terminating event”). Upon such event, the participant will be treated as having withdrawn from the Offering Period, and the Administrator will take the actions specified in Section 6.8.

6.10 Registration of Plan and Due Authorization. Notwithstanding anything to the contrary, express or implied herein, no rights granted under the Plan may be exercised to any extent unless the Plan (including the purchase rights and the shares covered thereby) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If on any Purchase Date, the Plan is not so registered, no rights granted under the Plan or any offering shall be exercised, and the Purchase Date shall be delayed until the Plan is subject to an effective registration statement, except that the Purchase Date shall not be delayed more than six (6) months, and in no event shall the Purchase Date be more than twenty-seven (27) months from the commencement of the particular Offering Period. If on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan is still not registered, no purchase rights shall be exercised and all payroll deductions accumulated (to the extent not already applied to the purchase of Plan Shares) shall be refunded to the participants, without interest. If after reasonable efforts, the Company is unable to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as counsel for the Company deems necessary or appropriate, the Company shall be relieved from any liability for failure to issue and sell Plan Shares upon exercise of such purchase rights unless and until such authority is obtained.

7. Withholding and Employment Taxes. The Company shall be entitled to withhold and/or pay from any payroll deductions made pursuant to this Plan, the amount of any and all applicable federal and state withholding and employment taxes.

8. Equal Rights and Privileges. Except as set forth in Sections 3.2 and 3.3, all employees eligible to participate in this Plan shall have the same rights and privileges hereunder, except in any particular offering, the amount of stock which may be purchased by any employee may bear a uniform relationship to the employee’s total compensation, or his or her basic or regular rate of compensation.

9. Disqualifying Dispositions. If any Plan Shares are disposed of within two (2) years from the date the purchase rights were acquired or within one (1) year after the acquisition of the Plan Shares by the participant, immediately prior to the disposition, the participant shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

10. Stock Issuance and Rights as Stockholder. Notwithstanding any other provisions of the Plan, no participant shall have any of the rights of a stockholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such participant shall both have paid the purchase price for the Plan Shares and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

11. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12. Adjustments Upon Changes in Capitalization or Merger.

12.1 Appropriate Adjustment in Number of Shares. Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding purchase right granted hereunder and the purchase price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

12.2 Mergers and/or Acquisitions. Subject to any required action by the Company’s stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than one described in (iii) below), each outstanding purchase right shall pertain and apply to the securities to which a holder of the number of shares subject to the purchase right would have been entitled. In the event of (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is the not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the purchase rights granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants); (iii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company; (iv) the sale of substantially all of the assets of the Company; or (v) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), each outstanding purchase right shall terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding purchase rights or replaces them with substitute purchase rights having substantially similar terms and conditions; provided, however, that if an outstanding purchase right is to terminate upon any such event, the Administrator on such terms and conditions as it deems appropriate, shall provide either by the terms of the agreement or by a resolution adopted prior to the occurrence of any such event, that, for some period of time prior to such event, such purchase right shall be exercisable as to all of the shares covered by the portion of the purchase right that previously has not lapsed, terminated, or been exercised.

12.3 Board’s Determination Conclusive. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

12.4 Limitation on Rights. Except as hereinabove expressly provided in this Section 12, no participant shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any purchase right granted hereunder.

12.5 Reservation of Rights. The grant of a purchase right pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

13. Securities Law Requirements.

13.1 Investment Representations. The Administrator may require an individual as a condition of the grant and of the exercise of a purchase right, to represent and establish to the satisfaction of the Administrator that all Plan Shares to be acquired will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing Plan Shares as, in the opinion of the Company’s counsel, may be required by federal and applicable state securities laws.

13.2 Compliance with Applicable Securities Laws. No Plan Shares shall be issued unless and until counsel for the Company determines that: (i) the Company and the participant have satisfied all applicable requirements under the Securities Act of 1933, as amended, and the Exchange Act; (ii) any applicable requirement of any stock exchange or quotation system on which the Company’s Common Stock is listed or quoted has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

14. Amendment. The Board may terminate the Plan or amend the Plan from time to time, immediately after the close of any offering, in such respects as the Board may deem advisable, provided that, without the approval of the Company’s stockholders in compliance with the requirements of applicable law, no such revision or amendment shall:

(a)	increase the number of shares of Common Stock reserved under Section 4 hereof for issue under the Plan, except as provided in Section 12 hereof;

(b)	change the class of persons eligible to participate in the Plan under Section 3 hereof;

(c)	amend this Section 14 to defeat its purpose.

15. Termination. The Plan will terminate automatically on the earlier of termination by the Board or issuance of all the shares reserved under the Purchase Plan. No offering shall be initiated hereunder after termination of the Plan, but such termination shall not affect the validity of any purchase rights then outstanding.

16. Time of Granting Options. The date of grant of a purchase right hereunder shall, for all purposes, be the date on which the particular Offering Period commences.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

18. Effective Date. This Plan was adopted by the Board of Directors of the Company on June 9, 2008. The Plan was approved by the stockholders of the Company on             , 2008 and shall be effective on said date.

SPECIAL MEETING OF STOCKHOLDERS OF

MACROVISION SOLUTIONS CORPORATION

July 15, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030300000000000000 8 071508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors: 1. To approve the adoption of the Macrovision Solutions Corporation 2008 Equity Incentive Plan (the “2008 Equity Plan”) comprising 14,300,000 NOMINEES: shares of Macrovision Solutions Corporation common stock reserved for FOR ALL NOMINEES O Nominee #1 O Nominee #14 issuance under the 2008 Equity Plan.

O Nominee #2 O Nominee #15

O Nominee #3 O Nominee #16 2. To approve the adoption of the Macrovision Solutions Corporation 2008

WITHHOLD AUTHORITY

FOR ALL NOMINEES O Nominee #4 O Nominee #17 Employee Stock Purchase Plan (the “2008 ESPP”) comprising O Nominee #5 O Nominee #18 7,500,000 shares of Macrovision Solutions Corporation common stock FOR ALL EXCEPT O Nominee #6 O Nominee #19 reserved for issuance under the 2008 ESPP.

(See instructions below)

O Nominee #7 O Nominee #20 O Nominee #8 O Nominee #21 O Nominee #9 O Nominee #22

O Nominee #10 O Nominee #23 O Nominee #11 O Nominee #24 O Nominee #12 O Nominee #25 O Nominee #13

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

MACROVISION SOLUTIONS CORPORATION

July 15, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-

921-8500 from foreign countries and follow the COMPANY NUMBER instructions. Have your proxy card available when you call.

- OR - ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030300000000000000 8 071508

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

FOR ALL NOMINEES O Nominee #1 O Nominee #14 issuance under the 2008 Equity Plan.

O Nominee #2 O Nominee #15

O Nominee #3 O Nominee #16 2. To approve the adoption of the Macrovision Solutions Corporation 2008

WITHHOLD AUTHORITY

(See instructions below)

O Nominee #7 O Nominee #20 O Nominee #8 O Nominee #21 O Nominee #9 O Nominee #22

O Nominee #10 O Nominee #23 O Nominee #11 O Nominee #24 O Nominee #12 O Nominee #25 O Nominee #13

JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MACROVISION SOLUTIONS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred J. Amoroso, James Budge and Stephen Yu as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Macrovision Solutions Corporation held of record by the undersigned on June 9, 2008, at the Special Meeting of Stockholders to be held at Macrovision Solutions Corporation’s corporate offices located at 2830 De La Cruz Boulevard, Santa Clara, California 95050, beginning at 9:00 a.m. on July 15, 2008, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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